                                                                 EXHIBIT 10.8(c)






                                 LEASE AGREEMENT

                              333 WEST WACKER DRIVE

                                CHICAGO, ILLINOIS


                        TENANT: THE JOHN NUVEEN COMPANY,
                             a Delaware corporation

                             DATE: January 22, 1998

                                TABLE OF CONTENTS

Item                                                                                           Page
1.  ORIGINAL PREMISES; ADDITIONAL 30TH FLOOR PREMISES AND TERM................................  4
2.  RENT......................................................................................  7
3.  REIMBURSEMENT FOR OPERATING COSTS AND TAXES...............................................  7
4.  TAXES..................................................................................... 11
5.  CONDITION OF THE ORIGINAL PREMISES; LANDLORD'S ORIGINAL PREMISES ALLOWANCE................ 12
6.  CONDITION OF THE ADDITIONAL 30TH FLOOR PREMISES........................................... 13
7.  USE....................................................................................... 14
8.  CARE OF THE PREMISES...................................................................... 14
9.  SERVICES.................................................................................. 16
10. DESTRUCTION OR DAMAGE TO PREMISES......................................................... 17
11. DEFAULT; REMEDIES......................................................................... 18
12. ASSIGNMENT AND SUBLETTING................................................................. 22
13. CONDEMNATION.............................................................................. 26
14. INSPECTIONS............................................................................... 26
15. SUBORDINATION AND NON-DISTURBANCE......................................................... 27
16. WAIVER OF CLAIMS; INDEMNIFICATION AND HOLD HARMLESS....................................... 28
17. INSURANCE................................................................................. 29
18. RESERVED.................................................................................. 31
19. ENTIRE AGREEMENT.......................................................................... 32
20. HOLDING OVER.............................................................................. 32
21. NOTICES................................................................................... 32
22. HEIRS, SUCCESSORS, AND ASSIGNS - PARTIES.................................................. 33
23. ATTORNEY'S FEES........................................................................... 33
24. TIME OF THE ESSENCE....................................................................... 33
25. NO ESTATE IN LAND......................................................................... 33
26. SECURITY DEPOSIT.......................................................................... 33
27. COMPLETION OF THE PREMISES - INTENTIONALLY OMITTED........................................ 33
28. PARKING AND ACCESS AREAS.................................................................. 34
29. RULES AND REGULATIONS..................................................................... 35
30. RIGHT TO RELOCATE - INTENTIONALLY OMITTED................................................. 35
31. LATE PAYMENTS - ACCORD AND SATISFACTION................................................... 35
32. ESTOPPEL CERTIFICATE...................................................................... 36
33. SEVERABILITY AND INTERPRETATION........................................................... 36
34. MULTIPLE TENANTS.......................................................................... 36
35. FORCE MAJEURE............................................................................. 36
36. QUIET ENJOYMENT........................................................................... 37
37. BROKERAGE COMMISSION; INDEMNITY........................................................... 37
38. EXCULPATION OF LANDLORD................................................................... 37
39. ORIGINAL INSTRUMENT....................................................................... 37
40. APPLICABLE LAW............................................................................ 38
41. NO RECORDATION OF LEASE................................................................... 38
42. HAZARDOUS SUBSTANCES OR MATERIALS......................................................... 38
43. LEASE BINDING UPON DELIVERY............................................................... 39
44. HEADINGS.................................................................................. 39
45. SURRENDER OF LEASE NOT MERGER............................................................. 39

Item                                                                                          Page
46. MORTGAGEE PROTECTION...................................................................... 39
47. INTERFERENCE.............................................................................. 39
48. NO PARTNERSHIPS........................................................................... 40
49. ADA....................................................................................... 40
50. USE OF PRONOUN, RELATIONSHIP.............................................................. 40
51. RESERVED.................................................................................. 40
52. WAIVER OF JURY TRIAL...................................................................... 40
53. NO THIRD PARTY BENEFICIARY................................................................ 41
54. FINANCIAL STATEMENTS...................................................................... 41
55. RESERVED.................................................................................. 41
56. PREMISES RENEWAL OPTION................................................................... 41
57. ADDITIONAL 30TH FLOOR PREMISES RENEWAL OPTION............................................. 43
58. FIRST EXPANSION OPTION.................................................................... 44
59. SECOND EXPANSION OPTION................................................................... 45
60. RIGHT OF FIRST OFFER...................................................................... 47
61. ADDITIONAL 30TH FLOOR PREMISES CANCELLATION OPTION........................................ 48
62. ORIGINAL LEASE TERMINATION................................................................ 49
63. TENANT IDENTIFICATION..................................................................... 49
64. COMMUNICATION DISH........................................................................ 50
65. USE OF FIRE EXIT STAIRS................................................................... 50
66. TEMPORARY SPACE........................................................................... 50
67. FIRST CLASS BUILDING CONDITION............................................................ 51

Exhibit "A-1" - Plan of Original Premises
Exhibit "A-2" - Plan of Additional 30th Floor Premises
Exhibit "B" - Rules and Regulations
Exhibit "C" - Estoppel Statement
Exhibit "D" - Building Standard Services
Exhibit "E" - First Expansion Space
Exhibit "F" - Second Expansion Space
Exhibit "G" - Non-Disturbance Agreement

                                 LEASE AGREEMENT

         THIS LEASE AGREEMENT (this "Lease"), made this 22ND day of January, 1998, by and between OVERSEAS PARTNERS (333), INC., an Illinois corporation ("Landlord") and THE JOHN NUVEEN COMPANY, a Delaware corporation ("Tenant").


                              INTRODUCTORY ARTICLE:
                             BASIC LEASE PROVISIONS
                           AND ENUMERATION OF EXHIBITS


         A. BASIC LEASE PROVISIONS. The provisions of this Introductory Article are intended to be in outline form and are addressed in detail in other Paragraphs of this Lease. In the event of any conflict, inconsistency or disagreement, the most restrictive Paragraph shall prevail.

TENANT'S NAME:                          The John Nuveen Company
                                        a Delaware corporation

TENANT'S PRESENT ADDRESS:               333 West Wacker Drive
                                        Suite 3300
                                        Chicago, Illinois  60606

LANDLORD'S ADDRESS:                     c/o Overseas Management, Inc.
                                        333 West Wacker Drive
                                        Suite 880
                                        Chicago, Illinois 60606
                                        Attention:  General Manager

                                        with a copy to:

                                        Overseas Partners Capital Corp.
                                        115 Perimeter Center Place, Suite 940
                                        Atlanta, Georgia  30346
                                        Attention:  Legal Department

COMMENCEMENT DATE:                      Original Premises - March 1, 1998
(Also see Paragraphs 1.a., 1.b.         Additional 30th Floor Premises - June 1, 1998
and 1.d.)

EXPIRATION DATE:                        Original Premises - February 28, 2013
(Also see Paragraphs 1.a., 1.b.,        Additional 30th Floor Premises - November 13,
l.d., 56 and 57)                        2005

PREMISES:                               Original Premises - such entire and/or portions
(Also see Paragraph 1.a.)               of the thirtieth  (30th) floor  through the  thirty-sixth
                                        (36th) floor, as depicted on Exhibit "A-1")

                                        and

                                        Additional 30th Floor Premises - such
                                        portion of the thirtieth (30th)
                                        floor, as depicted on Exhibit "A-2"

                                        (The term "Premises" in the Lease shall
                                        mean the Original Premises and the
                                        Additional 30th Floor Premises during such period either or both, as the case may be, are leased by Tenant hereunder)

RENTABLE AREA:
(Also see Paragraph 1.a.):


                   ORIGINAL PREMISES
                         Floor            Rentable Square Footage
                           30                          6,906
                           31                         25,761
                           32                         25,305
                           33                         25,305
                           34                         25,305
                           35                          6,267
                           36                          6,267
                                                       -----
                         Total                       121,116


ADDITIONAL 30TH FLOOR PREMISES

                         Floor            Rentable Square Footage
                           30                        18,855

      (For the period that both the Original Premises and the Additional 30th Floor Premises are leased by Tenant hereunder, the total rentable area of the Premises shall equal 139,971 rentable square feet.)

BASE RENT (Also see Paragraph 2):

ORIGINAL PREMISES

                   PERIOD                ANNUAL BASE RENT        ANNUAL                MONTHLY
                                           PER RENTABLE         BASE RENT             BASE RENT
                                            SQUARE FOOT
March 1, 1998 - February 28, 1999             $18.50          $2,240,646.00           $186,720.50
March 1, 1999 - February 29, 2000              19.00           2,301,204.00            191,767.00
March 1, 2000 - February 28, 2001              19.50           2,361,762.00            196,813.50
March 1, 2001 - February 28, 2002              20.00           2,422,320.00            201,860.00
March 1, 2002 - February 28, 2003              20.50           2,482,878.00            206,906.50
March 1, 2003 - February 29, 2004              21.00           2,543,436.00            211,953.00
March 1, 2004 - February 28, 2005              21.50           2,603,994.00            216,999.50
March 1, 2005 - February 28, 2006              22.00           2,664,552.00            222,046.00
March 1, 2006 - February 28, 2007              22.50           2,725,110.00            227,092.50
March 1, 2007 - February 29, 2008              23.00           2,785,668.00            232,139.00
March 1, 2008 - February 28, 2009              23.50           2,846,226.00            237,185.50
March 1, 2009 - February 28, 2010              24.00           2,906,784.00            242,232.00
March 1, 2010 - February 28, 2011              24.50           2,967,342.00            247,278.50
March 1, 2011 - February 29, 2012              25.00           3,027,900.00            252,325.00
March 1, 2012 - February 28, 2013              25.50           3,088,458.00            257,371.50

ADDITIONAL 30TH FLOOR PREMISES

                   PERIOD                ANNUAL BASE RENT         ANNUAL                 MONTHLY
                                           PER RENTABLE         BASE RENT               BASE RENT
                                            SQUARE FOOT
June 1, 1998 - May 31, 1999                    $17.67          $333,167.88              $27,763.99
June 1, 1999 - May 31, 2000                     17.95           338,447.28               28,203.94
June 1, 2000 - May 31, 2001                     18.24           343,915.20               28,659.60
June 1, 2001 - May 31, 2002                     18.54           349,571.76               29,130.98
June 1, 2002 - May 31, 2003                     18.85           355,416.72               29,618.06

                   PERIOD                ANNUAL BASE RENT         ANNUAL                 MONTHLY
                                           PER RENTABLE         BASE RENT               BASE RENT
                                            SQUARE FOOT
June 1, 2003 - May 31, 2004                   19.16            361,261.80               30,105.15
June 1, 2004 - May 31, 2005                   19.49            367,483.92               30,623.66
June 1, 2005 - November 13, 2005              19.83           171,368.39*               31,157.89

[FN]
(prorated based upon 5 1/2 months)

TENANT'S SHARE:                         Original Premises:  15.230%
(Also see Paragraph 3.c.)               Additional 30th Floor Premises:   2.371%
                                        (Tenant's Share for the period that both
                                        the Original Premises and the Additional
                                        Premises are leased hereunder shall equal
                                        17.601%)

PERMITTED USE:                          General office use and such other purposes
(Also see Paragraph 7)                  necessary or desirable for an investment

SECURITY DEPOSIT:                       N/A
(Also see Paragraph 26)

BROKER(S):                              Overseas Management, Inc. and
(Also see Paragraph 37)                 Julien J. Studley, Inc.

         B. ENUMERATION OF EXHIBITS. The following exhibits are attached hereto and incorporated herein by this reference, as though set forth in full herein:

EXHIBIT "A-1"              Plan of Original Premises

EXHIBIT "A-2"              Plan of Additional 30th Floor Premises

EXHIBIT "B"                Building Rules and Regulations (See Paragraph 29)

EXHIBIT "C"                Estoppel Statement (See Paragraph 32)

EXHIBIT "D"                Building Standard Services (See Paragraph 9)

EXHIBIT "E"                First Expansion Space (See Paragraph 58)

EXHIBIT "F"                Second Expansion Space (See Paragraph 59)

EXHIBIT "G"                Non-Disturbance Agreement (See Paragraph 15)

1. ORIGINAL PREMISES; ADDITIONAL 30TH FLOOR PREMISES AND TERM

         a. Landlord hereby rents and leases to Tenant, and Tenant hereby rents and leases from Landlord, the space(s) described in the Introductory Article of this Lease as shown and outlined on the floor plan(s) attached hereto as Exhibit "A-1" (the "Original Premises") and Exhibit "A-2" (the "Additional 30th Floor Premises"). The term "Premises" herein shall mean the Original Premises and the Additional 30th Floor Premises for the period that either or both, as the case may be, are leased by Tenant hereunder, located in the building (the "Building") having an address of 333 West Wacker Drive, Chicago, Illinois. The Building and the land upon which the Building is located is hereinafter referred to as the "Property." For all purposes under this Lease, Landlord and Tenant have agreed that the Premises shall be deemed to include the rentable square footage of area set forth in the Introductory Article. Landlord and Tenant acknowledge to each other that each party has had the opportunity to measure the rentable square footage contained in the Premises and waive any claims after the date of this Lease to adjust the rental or amounts due under this Lease resulting from any error in the measurement of the square footage of the Premises.

         b. The term of this Lease (the "Term") as it relates to the Original Premises and the Additional 30th Floor Premises, as the case may be, and except as provided below, shall commence as of the respective Commencement Date set forth in the Introductory Article, and end at midnight on the date set forth in the Introductory Article as the "Expiration Date," or on such earlier date pursuant to the provisions of this Lease or law, unless otherwise extended pursuant to the terms of this Lease. This Lease shall be effective and enforceable between Landlord and Tenant upon full execution thereof and delivery to Tenant, whether such execution and delivery occurs on, prior to, or after the Commencement Date.

         c. Subject to the terms herein provided, the lease of the Premises shall include the appurtenant right to use, in common with others, on a non-exclusive basis, public lobbies, entrances, stairs, corridors, elevators, and other public portions of the Building. All the windows and outside walls of the Premises, and any space in the Premises used for shafts, pipes, conduits, ducts, telephone ducts and equipment, electric or other utilities, sinks or other Building facilities, and the use thereof and access thereto through the Premises for the purposes of operation, maintenance, inspection, display and repairs, are hereby reserved to Landlord.

         d. Notwithstanding anything contained herein to the contrary, the lease of the Additional 30th Floor Premises to Tenant is subject to the existing Tenant, Bain and Company, Inc., ("Bain") delivering the Additional 30th Floor Premises to Landlord in accordance with a lease termination agreement for the Additional 30th Floor Premises between Landlord and Bain which has been executed by Bain. Pursuant to the lease termination agreement, Bain has agreed that its lease for the Additional 30th Floor Premises is to terminate May 31, 1998 unless Bain because of reasons beyond its control, is not able to relocate its business by that date, then the lease terminates not later than September 1, 1998. Landlord agrees that it will diligently pursue the delivery by Bain of the Additional 30th Floor Premises to Landlord, but shall not require Landlord to make any payments to Bain except as may be expressly provided for in the lease termination agreement.

         Landlord and Tenant are desirous of the Additional 30th Floor Premises being delivered to Tenant by June 1, 1998 or as soon thereafter as is practicable. In the event Landlord is not able to deliver the Additional 30th Floor Premises to Tenant on or before September 30, 1998, then by September 30, 1998, Landlord shall provide Tenant with a written notice setting forth Landlord's good faith estimate of the date on which Landlord then expects to deliver the Additional 30th Floor Premises to Tenant (the "Estimated Delivery Date"). If the Estimated Delivery Date is later than December 31, 1998, Tenant shall have the period of sixty (60) days after the date of said notice in which to deliver to Landlord a written election (the "Alternate Space Election Notice") in which to elect to continue to wait for the delivery of the Additional 30th Floor Premises or, in lieu thereof to substitute for the Additional 30th Floor Premises the "Additional 29th Floor Premises" as hereafter defined. If Tenant elects to substitute the

Additional 29th Floor Premises, Landlord shall use all diligent efforts to deliver such space to Tenant within thirty (30) days after receipt of Tenant's Alternative Space Election Notice. In the event Tenant does not give the Alternate Space Election Notice within the sixty (60) day period, Tenant shall be deemed not to have elected to substitute the Additional 29th Floor Premises for the Additional 30th Floor Premises and to continue to await delivery of the Additional 30th Floor Premises. Landlord covenants that it will continue its efforts to obtain possession of the Additional 30th Floor Premises as provided above. If by the Estimated Delivery Date, the Additional 30th Floor Premises have not been delivered by Landlord to Tenant, then Tenant shall have the right, exercisable within fifteen (15) days after the Estimated Delivery Date to give Landlord the Alternate Space Election Notice. If at any time prior to delivery of the Additional 29th Floor Premises to Tenant, Landlord delivers to Tenant the Additional 30th Floor Premises, then an election by Tenant to substitute the Additional 29th Floor Premises for the Additional 30th Floor Premises shall be null and void. The Additional 30th Floor Premises Expiration Date shall be extended on a day for day basis for each day that the Additional 30th Floor Premises Commencement Date is delayed beyond June 1, 1998.

         The term "Additional 29th Floor Premises" shall mean a contiguous space on the 29th floor consisting, of not less than 18,855 square feet of rentable area. Tenant, however, when it gives the Alternate Space Election Notice may elect to lease additional space on the 29th floor up to the entire 29th floor. If Tenant elects to substitute the Additional 29th Floor Premises for the Additional 30th Floor Premises then all space leased on the 29th floor shall be leased at the Base Rent per square foot as is provided herein for the Additional 30th Floor Premises and the Landlord's Allowance shall be increased by $8.28 per square foot for each square foot of rentable area in the Additional 29th Floor Premises in excess of 18,855 square feet and subject to all of the other terms and conditions as provided in this Lease for the Additional 30th Floor Premises. Any portion of the 29th floor not leased by Tenant pursuant to the provisions of this paragraph to continue to be deemed the First Expansion Space and subject to the provisions of paragraph 58 of this Lease. Moreover, the Additional 30th Floor Premises shall thereafter constitute the Second Expansion Space subject to the provisions of paragraph 59 of this Lease. Promptly after receipt of Tenant's Alternate Space Election Notice, Landlord will prepare an amendment to this Lease revising the rent and all other terms consistent with the foregoing and with the substitution of the Additional 29th Floor Premises for the Additional 30th Floor Premises. The amendment shall provide for the necessary changes to this Lease including without limitation, the revised rent, Tenant's Share and a revised Additional 30th Floor Premises Termination Fee to take into account the square foot area of the Additional 29th Floor Premises if Tenant elects to lease more than 18,855 square feet as well as revised Commencement and Expiration Dates for the Additional 29th Floor Premises.

                  In the event Tenant has not elected to substitute the Additional 29th Floor Premises for the Additional 30th Floor Premises but rather has either agreed to accept the delivery of the Additional 30th Floor Premises when delivered by Landlord, or shall have been deemed to make such election as provided above, but Landlord has been unable to deliver the Additional 30th Floor Premises to Tenant by May 31, 1999, then Tenant shall have the option to terminate this Lease with respect to the Additional 30th Floor Premises by written notice given to Landlord prior to the delivery of the Additional 30th Floor Premises to Landlord.

         In the event the Additional 30th Floor Premises is not delivered on June 1, 1998, then the Additional 30th Floor Premises Termination Date set forth in Paragraph 61 shall be delayed on a day for day basis for each day between June 1, 1998 and the actual Commencement Date of the Additional 30th Floor Premises.

2. RENT

         a. Tenant shall pay to Landlord at the office of the Building or at such other place as Landlord may designate in writing, without demand, deduction or setoff, an annual rental "Annual Base Rent" in the amounts set forth in the Introductory Article. For the period that both the Original Premises and the Additional 30th Floor Premises are leased by Tenant hereunder, the Annual Base Rent shall be the sum of the Base Rent for the Original Premises and the Base Rent for the Additional 30th Floor Premises (together with any Base Rent payable pursuant to any provisions of this Lease for additional space added by any expansion options or other rights granted to Tenant herein).

         b. Annual Base Rent shall be due and payable in equal monthly installments (the "Monthly Base Rent") in advance on the first (1st) day of each calendar month during the Term. The term "Rent" as used herein shall mean the Monthly Base Rent, Additional Rent (as that term is herein defined) and any additional amounts or charges due from Tenant hereunder.

         c. Should this Lease commence at any time other than the first day of a calendar month, or terminate at any time other than the last day of a calendar month, the amount of Rent due from Tenant shall be proportionately adjusted based on that portion of the month that this Lease is in effect.

3. REIMBURSEMENT FOR OPERATING COSTS AND TAXES

         a. The Monthly Base Rent provided for herein is based, in part, upon Landlord's estimate of "Operating Costs," as hereinafter defined.

         b. The term "Operating Costs" shall mean all operating expenses of the Building, which shall include all expenses, costs, and disbursements of every kind and nature which Landlord (i) shall pay; or (ii) become obligated to pay in connection with the ownership, operation, management, maintenance, repair and security of the Building during the Term.

         Landlord shall be permitted to contract with its affiliates for supplies, materials, and services used for the operation, maintenance, and management of the Building and its affiliates shall be permitted to subcontract for the acquisition of said supplies, materials, and services; provided, however, Landlord's payments to any affiliates for such supplies, services, and materials shall not exceed the costs normally charged by unaffiliated third parties for such supplies, materials, and services. If any costs paid by Landlord to affiliates for the acquisition of said supplies, materials and services exceed the costs normally charged by unaffiliated third parties, the excess shall be excluded from Operating Costs.

         Expressly excluded from the definition of the term "Operating Costs" are:

i. Costs of capital improvements, except that Operating Costs shall include the cost during the Term, as reasonably amortized by Landlord with interest on the unamortized amount, at the rate of two percent (2%) per annum above the prime rate of interest charged from time to time by First Chicago NBD Bank (but in no event at a rate which is more than the highest lawful rate allowable in the State of Illinois), of
         (1) any capital improvement which is reasonably expected to reduce any component cost included within Operating Costs; and (2) any capital improvements which are necessary to keep the Property in compliance with all governmental rules and regulations applicable from time to time thereto;

ii. Legal fees, allowances, space planner fees, real estate brokers' leasing commissions, advertising and promotional expenses and any other expenses or costs incurred in connection with the leasing of the Building, or portions thereof;

iii. Reimbursements paid by specific tenants or other third parties for direct costs incurred at their request;

iv.      Depreciation;

v.       Principal, interest, and other costs related to financing the Property;

vi. The cost of any repairs or general maintenance paid by the proceeds of insurance policies carried by Landlord on the Property;

vii. The wages and salaries of any supervisory or management employee of Landlord not in any manner involved in the day-to-day operation and maintenance of the Building; provided, however, to the extent any such wages and salaries of any supervisory or management employee of Landlord are incurred with respect to the Building and any other properties with which such employee is involved, there shall be excluded from Operating Costs a fair and reasonable percentage (as reasonably determined by Landlord) thereof that is properly allocable to such other properties;

viii. Managing agents' fees in excess of rates customarily charged for building management of like quality in the Chicago Loop market for first-class office buildings;

ix. Any expense for which Landlord is actually compensated through proceeds of insurance or for which Landlord would have been so compensated had Landlord maintained insurance in an amount and type which a reasonably prudent owner of a comparable first-class office building located in the Chicago area would normally maintain, provided that all costs that are not recoverable under such insurance or as a result of any deductible amount shall be included in Operating Costs;

x. Cost of repairs, alterations or replacements caused by the exercise of the rights of eminent domain to the extent Landlord receives net condemnation proceeds therefor;

xi. The cost of any special services rendered or costs reimbursed to a tenant which are not generally reimbursed or rendered to other tenants in the Building;

xii. Legal fees incurred with regard to enforcing the obligations of tenants under other leases in the Building (excepting legal fees in seeking to enforce Building rules and regulations); provided, however, the foregoing shall not prevent Landlord from recovering such legal fees as otherwise permitted under this Lease or other leases with such tenants;

xiii. Operating Costs and Taxes relating solely to the operation of the commercial space on the ground floor and mezzanine level in the Building;

xiv. Costs of initial improvements to, or alterations of any tenant's premises; and

xv. Costs incurred to remove, encapsulate or otherwise contain Hazardous Substances or Materials (as defined in Paragraph 42 below) existing as of the completion of the construction of the Building.

         c. The term "Tenant's Share" shall mean the percentage set forth in the Introductory Article, being the percentage calculated by dividing the rentable area contained in the Premises by 795,267 (100% of the rentable square foot office area of the Building). If less than one hundred percent (100%) of the Building's rentable areas shall have been occupied by tenant(s) at any time during any calendar year, Operating Costs shall be determined for such calendar year to be an amount equal to the like expense which would normally be expected to be incurred had such occupancy been one hundred percent (100%) throughout such calendar year.

         d. Landlord shall provide Tenant with an estimate of the projected Operating Costs and the projected Taxes (as defined herein), all for such current calendar year, and Tenant shall thereafter pay, as "Additional Rent" (as herein defined), Tenant's Share of the projected Operating Costs and the projected Taxes. Such projected Operating Costs and Taxes shall be payable in advance on a monthly basis by paying one-twelfth (1/12th) of such projected Operating Costs and Taxes during each month of such respective calendar year. If Landlord has not furnished Tenant such estimate by January 1st of a calendar year, Tenant shall continue to pay on the basis of the prior year's estimate until the month after such estimate is given.

         e. Landlord shall, within a period of ninety (90) days (or as soon thereafter as practical) after the close of each respective calendar year provide Tenant an unaudited statement of such calendar year's actual Operating Costs (such unaudited statement shall be herein referred to as the "Final Annual Statement of Operating Costs"). If the actual Operating Costs are greater than the projected Operating Costs paid by Tenant during the applicable calendar year, as shown on the Final Annual Statement of Operating Costs, Tenant shall pay Landlord, within thirty (30) days of such statement's receipt, Tenant's Share of the difference thereof. If such calendar year's projected Operating Costs paid by Tenant are greater than the actual Operating Costs as shown on the Final Annual Statement of Operating Costs, Landlord shall credit such excess against Additional Rent next due hereunder and continue to credit against Additional Rent, if necessary, until fully credited.

         f. Anything herein to the contrary notwithstanding, in no event shall the Base Rent payable hereunder as set forth in the Introductory Article ever be reduced on account of Operating Costs.

g. (i) Tenant, at its sole cost and expense, shall have the right for a period of one hundred eighty (180) days after receipt of the Final Annual Statement of Operating Costs to review Landlord's books and records with respect to actual annual Operating Costs for the period covered by the Final Annual Statement of Operating Costs. Such review shall take place in Landlord's manager's office in the Building or at such other place as designated by Landlord. Tenant shall give Landlord not less than ten (10) days written notice of the date on which Tenant intends to conduct such review. In the event Tenant either fails to give written notice or thereafter fails to complete such inspection within thirty (30) days after the date for the inspection set forth in Tenant's written notice, then Tenant's right to review Landlord's books and records shall terminate on such 30th day and the Final Statement of Operating Costs in question shall be binding on Tenant. The results of such review shall be for the benefit of Landlord and Tenant only, shall be maintained in confidence by Tenant, and shall not be disseminated or furnished to any other person or entity. Tenant may use a qualified nationally recognized independent certified public accountant designated by Tenant (to be paid on an hourly and not a contingent fee basis), to aid Tenant in conducting the audit.

   (ii) If, as a result of Tenant's review, Tenant claims that any particular items or amounts shall be incorrectly included as Operating Costs under this Lease or Tenant claims any mathematical errors exist in the Final Statement of Operating Costs or that Landlord has not kept books and records showing Operating Costs in accordance with an appropriate system of accounts and sound accounting practices consistently maintained and applied, Tenant may give written notice to Landlord within thirty (30) days after the one hundred eighty (180) day review period. Said notice may only contest Landlord's Final Statement of Operating Costs for the reasons included in this subparagraph g.(ii) and said notice shall clearly reflect the reasons for the disagreement and the amount claimed by Tenant as owed from Landlord. Tenant and Landlord shall then meet in an effort to resolve the differences in their respective findings.

   (iii) If a resolution is not reached within twenty (20) days of Tenant's written notice, then Landlord and Tenant shall, acting in good faith, mutually designate a qualified nationally recognized independent certified public accountant, to audit the actual annual Operating Costs for the period in question. The findings of said accountant shall be binding on both the Landlord and Tenant.

   (iv) If as a result of such audit it is determined that the amount of Additional Rent due from Tenant shall be less than that shown due on the Landlord's statement, Landlord shall make such adjustments as necessary to correct such statement and, at Landlord's option, Landlord shall either credit Additional Rent next due hereunder or refund to Tenant any over payments of Additional Rent made by Tenant.

   (v) In the event such audit discloses (a) errors made during the prior calendar year which, when totaled, establish that the sum overcharged to and paid by Tenant exceeds five percent (5%) of the actual (as distinguished from estimated) amount of Tenant's Share of Operating Costs, the audit conducted pursuant to paragraphs (i) and (iii) above shall be at the expense of Landlord (not to exceed $10,000.00), or (b) no errors or an error which equals or is less than five percent (5%), the audit shall be at the expense of Tenant and, additionally, Tenant shall pay for any out-of-pocket costs incurred by Landlord in connection with the audit conducted pursuant to paragraph (iii) above (not to exceed $10,000.00).

         h. For the purposes of this Lease, Additional Rent shall mean and refer to any and all amounts due from Tenant under Paragraphs 3 and 4 hereof.

         i. The failure of Landlord to provide any statement contemplated herein within the time period set forth with respect to such statement shall not eliminate or limit Tenant?s obligation to pay the amounts due for any calendar year, as reflected on such statement, as and when such statement is ultimately issued, provided that such statement is furnished to Tenant within eighteen (18) months following the close of the applicable calendar year.

4.       TAXES

         a. Tenant shall pay, in addition to and not in lieu of any other costs or charges due hereunder, Tenant's Share of all taxes (ad valorem and otherwise), assessments, and governmental charges whether federal, state, county, or municipal, and whether by taxing districts or authorities presently taxing the Building or by others, subsequently created or otherwise, and any other taxes (other than federal, state and local income taxes) and assessments attributable to any portion of the Building or its operation or any Rent or any personal property in connection with the operation of the Building paid by Landlord in each calendar year of the Term or portion thereof, and any reasonable consultants and legal fees incurred with respect to issues, concerns or appeals involving the taxes of the Building (collectively the "Taxes"). Should the State of Illinois, or any political subdivision thereof, or any other governmental authority having jurisdiction over the Property and/or the Building, (a) impose a tax, assessment, charge or fee, which Landlord shall be required to pay, by way of substitution for such real estate taxes and ad valorem personal property taxes, or (b) impose an income or franchise tax or a tax on rents in substitution for or as a supplement to a tax levied against the Property and/or the Building and/or the personal property used in connection with the Property or Building, all such taxes, assessments, fees or charges (hereinafter defined as "in lieu of taxes") shall be deemed to constitute Taxes hereunder. Except as hereinabove provided with regard to "in lieu of taxes", Taxes shall not include any inheritance, estate succession, transfer, gift, franchise, net income or capital stock tax. The amount of Taxes attributable to any calendar year of the Lease Term shall be the amount of Taxes paid during such calendar year. Tenant shall pay Tenant's Share of Taxes in accordance with Paragraph 3.d. herein.

         b. Landlord shall, within a period of one hundred twenty (120) days (or as soon thereafter as practical) after receipt of the final tax bill for each applicable calendar year, provide Tenant an unaudited statement of such calendar year's actual Taxes (such unaudited statement shall be herein referred to as the "Final Annual Statement of Taxes"). If the actual Taxes are greater than the projected Taxes paid by Tenant during the applicable calendar year as shown on the Final Annual Statement of Taxes, Tenant shall pay Landlord, within thirty
(30) days of such statement's receipt, Tenant's Share of the difference thereof. If such calendar year's projected Taxes paid by Tenant are greater than the actual Taxes as shown on the Final Annual Statement of Taxes, Landlord shall credit such excess against Additional Rent next due hereunder and continue to credit against Additional Rent, if necessary, until fully credited.

         c. Landlord shall pay all Taxes to the taxing authority within the time period permitted prior to any penalty but if Taxes are paid late so that a penalty is due, then so long as Tenant has timely paid Tenant's Share of all Taxes, the penalty shall not be included in "Taxes". Upon Tenant's written request, Landlord shall provide Tenant with a copy of the tax bill and paid receipt promptly after receipt thereof by Landlord.

5. CONDITION OF THE ORIGINAL PREMISES; LANDLORD'S ORIGINAL PREMISES ALLOWANCE

         Except for that portion of the Original Premises shown on Exhibit A-1 and marked "New Original Premises", Tenant is currently in possession of the Original Premises pursuant to that certain lease dated August 10, 1984, as amended, executed by and between Landlord's predecessor-in-interest and Tenant (the "Original Lease"). Landlord is delivering the New

Original Premises to Tenant on the date hereof. Tenant hereby accepts the entire Original Premises "as is." Tenant agrees that no representations respecting the Original Premises or the Building, or the condition thereof, and that no promises to decorate, alter, repair or improve the Original Premises, either before or after the execution hereof, have been made by Landlord or its agents to Tenant, except as contained in Paragraph 49 below and as otherwise contained in this Lease.

         Landlord agrees to pay to Tenant a sum ("Landlord's Allowance") up to Two Million Five Hundred Seventy Eight Thousand Three Hundred Forty Nine and 25/100 Dollars ($2,578,349.25) (subject to adjustment pursuant to Paragraph 1d) toward the cost of any improvements Tenant desires to complete in the Original Premises and the Additional 30th Floor Premises and the cost of any plans and drawings and plan review fees in connection with said improvements. Until Landlord delivers either the Additional 30th Floor Premises or the Additional 29th Floor Premises the Landlord's Allowance shall not exceed Two Million Four Hundred Twenty Two Thousand Three Hundred Twenty and No/100 Dollars ($2,422,320.00). Tenant shall have the right to allocate up to $551,860.00 of the Landlord's Allowance toward the costs of purchasing and installing telecommunications wiring in the Original Premises and the Additional 30th Floor Premises, and costs associated with moving in connection with the Original Premises and the Additional 30th Floor Premises. Any such improvements shall be completed and constructed in accordance with the provisions of Paragraph 8 below. Prior to commencing any such work, Tenant shall (i) submit to Landlord for review by it and its engineers plans and specifications showing such work in reasonable detail and obtain Landlord's prior written approval (Tenant shall pay to Landlord all costs incurred by Landlord in connection with such review of such plans and specifications); and (ii) comply, at Tenant's sole cost and expense, with such other requests as Landlord may reasonably make in connection with such work. Provided that no default exists under the Lease, Landlord shall disburse portions of the Landlord's Allowance to Tenant within thirty (30) days following written request from Tenant, which request shall be accompanied by paid invoices and such other supporting documentation as Landlord may reasonably require, including (if applicable), but not limited to, general contractors' sworn affidavits and partial or final waivers of lien, as the case may be, in form and substance satisfactory to Landlord from Tenant's contractors and all subcontractors and material suppliers; provided, however, (i) through December 31, 2001, in no event shall Landlord be required to pay an amount exceeding $595,550.00 (plus any unused portions of such amount from any prior calendar year[s]) (the "Annual Maximum Amount") of the Landlord's Allowance; provided, however, in calendar year 1998 the Annual Maximum Allowance Amount shall equal $751,579.25, and (ii) for each calendar year beginning January 1, 2002, Tenant must advise Landlord by June 30 of the prior calendar year of the amount of the Landlord's Allowance that Tenant will be seeking in the next calendar year (the "Estimated Allowance Amount") (e.g., Tenant shall advise Landlord on or before June 30, 2001 of the amount of Landlord's Allowance Tenant shall be seeking in the calendar year 2002). Notwithstanding the foregoing, in the event that in connection with any such work completed in the Original Premises and/or the Additional 30th Floor Premises in any such calendar year Tenant's expenses exceed the Annual Maximum Amount or the Estimated Allowance Amount, as applicable, Landlord hereby agrees to reimburse Tenant any such excess in the next following calendar year(s), subject to and in accordance herewith. Tenant hereby agrees to request bids from at least two (2) of Landlord's designated pre-approved general contractors in the bidding in connection within the construction of the improvements to be made to the Original Premises and the Additional 30th Floor Premises, provided that Tenant shall have the right of final selection regardless of whether either of the designated pre-approved general contractors may have presented the lowest overall bid. Tenant shall not be required to pay to Landlord any supervision fees or construction management fees in connection with any work completed in connection herewith.

6. CONDITION OF THE ADDITIONAL 30TH FLOOR PREMISES

         Tenant hereby agrees that Tenant shall accept possession of the Additional 30th Floor Premises in its "as is" physical condition, provided that any damage caused by the existing tenant as a result of its move out of the Additional 30th Floor Premises shall be repaired by Landlord at no cost to Tenant. Tenant agrees that no representations respecting the Additional 30th Floor Premises or the Building, or the condition thereof, and that no promises to decorate, alter, repair or improve the Additional 30th Floor Premises, either before or after the execution hereof, have been made by Landlord or its agents to Tenant, unless the same are contained in this Lease.

7. USE

         Tenant (including its advisors, service partners and their employees performing services dedicated to Tenant's business) shall use the Premises only for the Permitted Use as set forth in the Introductory Article. The Premises shall not be used for any illegal purposes; nor in any manner to create any nuisance or trespass or impair the reputation or image of the Building as a building for professional, business organizations, companies and firms; nor in any manner to vitiate the insurance or increase the rate of insurance on the Premises. Tenant shall also pay within thirty (30) days following written demand any increase in premiums that may be charged because of Tenant's vacating the Premises or as a direct result of Tenant's use of the Premises other than for the Permitted Use. Tenant's use of the Premises shall not violate any ordinance, law or regulation of any governmental body or the "Rules and Regulations" of Landlord (the "Rules") as set forth in Exhibit "B" attached hereto and made a part hereof, or cause an unreasonable amount of use of any of the services provided in the Building. Tenant agrees, at its own expense, to promptly comply with any and all municipal, county, state and federal statutes, regulations, or requirements applicable or in any way relating to the use and occupancy of the Premises. Tenant agrees to conduct its business in the manner and according to the generally accepted business principles of the business or profession in which Tenant is engaged.

8. CARE OF THE PREMISES

         a. Repairs. Tenant will during the Term, at its sole cost and expense, maintain the Premises and the fixtures and appurtenances therein in good order, condition and repair, and will neither commit nor suffer any active or permissive waste or injury thereof. At all times during the Term, Tenant shall maintain the Premises in accordance with all laws, rules and regulations governing its occupancy of the Premises. Tenant's responsibilities in conjunction therewith shall include, but not be limited to, maintaining the Premises in a first-class condition and state of repair. Tenant shall, at Tenant's expense, but under the direction of Landlord and performed by

Landlord's employees or agents, or with Landlord's express written consent, by persons requested by Tenant and consented to in writing by Landlord, promptly repair any injury or damage to the Premises or Building caused by the misuse or neglect thereof by Tenant, by Tenant's contractors, subcontractors, customers, employees, licensees, agents, or invitees permitted or invited (whether by express or implied invitation) on the Premises by Tenant, or by Tenant moving in or out of the Premises. In the event any repairs are required to be made in or to the Premises as a result of the actions or inactions of Tenant, its agents, contractors, servants, employees, subtenant, concessionaires, licensees, invitees or guests, Tenant shall be responsible for payment of all such repairs, which shall be made by Landlord or its contractors. If Tenant does not make repairs promptly and adequately, Landlord may following reasonable prior notice (except in the case of an emergency), but need not, make repairs, and Tenant shall promptly pay the cost thereof as Rent in addition to the Base Rent and Additional Rent. Tenant shall pay Landlord as Rent in addition to the Base Rent and Additional Rent for overtime and for any other expense incurred in the event repairs, alterations, decorating or other work in the Premises are not made, at Tenant's request, during ordinary business hours.

         b. Alterations. Tenant will not make alterations, additions or improvements (including, but not limited to, structural alterations, additions or improvements) in or about the Premises, without Landlord's prior written consent, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, Tenant may without Landlord's prior written consent but upon prior written notice to Landlord, expend up to $25,000.00 per calendar year during the Term, to perform alterations, improvements or additions involving only design or decorative changes which do not affect the mechanical, electrical or structural elements of the Building or the Premises. Landlord shall give its approval or disapproval (stating the reasons therefor) to the foregoing within fifteen (15) business days of Tenant's request therefor, which request shall be accompanied by reasonable detail relating to the proposed alterations, improvements or additions, unless Landlord cannot, with due diligence, make a final determination as to Tenant's request within said fifteen (15) business day period, in which event Landlord shall have thirty (30) business days within which to respond. Landlord's failure to give notice within the applicable period as provided above shall constitute approval. In no event shall Landlord's failure to respond be deemed approval with respect to any alterations affecting the structure of the Building or imposing any greater burden on or use of the Building's systems than as of the Commencement Date. If Landlord consents to said alterations, improvements or additions, it may impose such conditions with respect thereto as Landlord reasonably deems appropriate, including, without limitation, requiring Tenant to furnish Landlord with security for the payment of all costs to be incurred in connection with such work, and plans and specifications plus permits necessary for such work. Tenant will not do anything to or on the Premises which will increase the rate of fire or other insurance on the Property. All alterations, additions or improvements of a permanent nature made or installed by Tenant to the Premises shall become the property of Landlord at the expiration or earlier termination of this Lease. Landlord reserves the right to require Tenant, at Tenant's sole cost and expense, to remove any improvements or additions made to the Premises by Tenant and to repair and restore the Premises to their condition prior to such alteration, addition or improvement, reasonable wear and tear, unrepaired casualty (or by Tenant's contractors, subcontractors, customers, employees, licensees, agents or invitees permitted or invited [whether by express or implied invitation]) and condemnation excepted, such right may be exercised only if Landlord has specified in writing at the time of Tenant's request to make such alteration, addition or improvement, that such item must be removed by Tenant at the expiration or earlier termination of the Term. Landlord shall have the right to assess an administrative fee and a legal processing fee to cover any costs directly related to Landlord's review of materials for any proposed Tenant alteration, addition or improvement (other than in connection with the initial work completed in the Original Premises and the Additional 30th Floor Premises).

         c. Condition of Premises on Surrender of Premises. Prior to the Expiration Date or upon any earlier termination of this Lease, Tenant, at Tenant's sole cost and expense, will remove all Tenant's personal property and repair all injury done by or in connection with installation or removal of said personal property and surrender the Premises (together with all keys, access cards or entrance passes to the Premises or the Building), broom clean, in as good a condition as they were when delivered to Tenant at the beginning of the Term, ordinary wear and tear, insured casualty not caused by Tenant (by Tenant's contractors, subcontractors, customers, employees, licensees, agents or invitees permitted or invited [whether by express or implied invitation]) and condemnation excepted. All property of Tenant remaining in the Premises after expiration of the Term or earlier termination of this Lease shall be conclusively deemed to be abandoned, shall thereupon at the election of Landlord, become the property of Landlord and Landlord may remove and dispose of such property in any way Landlord sees fit without liability to Tenant. Tenant shall reimburse Landlord for the cost of removing and storing such abandoned property. The foregoing notwithstanding, Landlord shall continue to have the right (which shall survive termination or expiration of the Lease) to require Tenant to remove any improvements or additions made to the Premises by Tenant pursuant to (b) above.

         d. Contractors Doing Work. In doing any work related to the installation of Tenant's furnishings, fixtures, or equipment in the Premises, Tenant will use only union contractors or workers consented to by Landlord in writing prior to the time such work is commenced. Landlord may condition its consent upon its receipt from such contractors or workers of acceptable (i) lien waivers; and (ii) evidence that such contractors have contractor's liability insurance with at least $5,000,000 coverage; automobile liability insurance with at least $1,000,000 coverage; and worker's compensation insurance in the statutory amounts required by the State of Illinois which coverage shall be obtained from carriers satisfactory to Landlord. Landlord shall have the right to periodically review and modify the coverages required hereunder. Landlord and Landlord's property manager shall be named additional insureds on the policies required hereunder. Tenant shall within thirty (30) days of filing promptly bond off or remove any lien or claim of lien for material or labor claimed against the Premises or the Building, or both, by such contractors or workers if such claim should arise, and Tenant shall and does hereby indemnify and hold harmless Landlord from and against any and all claims, loss, cost, damage, expense or liabilities including, but not limited to, reasonable attorney's fees, incurred by Landlord, as a result of or in any way related to such claims or such liens.

         e. Landlord's Right to do Work. Landlord shall also have the right, at any time upon reasonable prior notice (except in the case of an emergency), without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor (except as otherwise provided herein), to reasonably change the arrangement and/or location of entrances or passageways, doors and doorways, corridors, elevators, toilets or other public parts of the Building, and to reasonably close entrances, doors, corridors, elevators or other facilities. Notwithstanding the foregoing, in the event that any of the foregoing actions by Landlord cause the Premises to be rendered untenantable or inaccessible for a period in excess five (5) consecutive business days after written notice to Landlord and on account thereof Tenant ceases doing business in the Premises or a portion thereof, the obligation to pay Monthly Base Rent and Additional Rent shall thereafter abate on a proportionate basis for so long as and to the extent Tenant's ability to conduct its business in the Premises or such portion thereof is affected.

9. SERVICES

         Landlord shall furnish the services described in Exhibit "D", attached hereto and by reference made a part hereof (certain costs of which services shall be reimbursed to Landlord in accordance with Paragraph 3 herein). Landlord will provide to Tenant heating or air conditioning service after the Building Operating Hours (defined in Exhibit "D"), if Tenant gives Landlord written notice of the desire for such service by 4:00 p.m. on the business day on which Tenant desires the service, and by 4:00 p.m. on the second (2nd) business day prior to any Saturday, Sunday or holiday on which Tenant desires such service. Such service will be provided by Landlord at such rates as shall be established by Landlord from time to time. As of the date of this Lease, such rates are $65.00 per floor per hour. Such rates shall be subject to increase by Landlord, in connection with increased costs of administrative services, labor, equipment and utilities.

10. DESTRUCTION OR DAMAGE TO PREMISES

         a. If the Premises or the Building are totally destroyed (or so substantially damaged as to be wholly untenantable or not usable or not expected to be repaired within one hundred eighty (180) days in the determination of Landlord's architect or engineer) by storm, fire, earthquake or other casualty, Landlord shall have the option to terminate this Lease as of the date of the occurrence of the storm, earthquake, fire or other casualty by giving written notice to Tenant within one hundred twenty (120) days from the date of such damage or destruction and Rent shall be apportioned on a per diem basis and paid to the date of such occurrence; provided, however, if only the Premises and no other portions of the Building are so damaged, Landlord's election to terminate this Lease, if so made, shall be made in a written notice to Tenant given at any time within ninety (90) days after the date of such damage. In the event that all or substantially all of the Building, including the Premises, is damaged by fire or other casualty, Tenant shall have the right to terminate this Lease by so notifying Landlord, in writing, within one hundred twenty (120) days of the occurrence of such event.

         In the event that neither Landlord nor Tenant elects to terminate the Lease as aforesaid or in the event of a partial destruction (i.e., damage expected to be repaired within one hundred eighty (180) days in the determination of Landlord's architect or engineer), Landlord shall commence the process of restoration of the Premises to a substantially similar condition as existed immediately prior to the damage within thirty (30) days from the date of receipt by

Landlord of all of the insurance proceeds paid with respect to such casualty, and shall use commercially reasonable efforts to complete said restoration of the Premises within one hundred eighty (180) days of the date of receipt by Landlord of all of the insurance proceeds paid with respect to such casualty, as described above, subject to delays caused by Tenant; provided, however, that Landlord shall not be obligated to expend for such repair an amount in excess of the aggregate of any deductible and the net insurance proceeds available for repair as a result of such damage and in no event shall Landlord be required to repair or replace any alteration or improvement made by or for the Tenant, nor any trade fixtures, furniture, equipment or other personal property belonging to the Tenant. Landlord shall have no liability to Tenant, and Tenant shall not be entitled to terminate this Lease by virtue of any delays in completion of such repairs. If Landlord elects or is obligated to restore the Premises, Rent shall abate with respect to the untenantable portion of the Premises from the date of such casualty until the earlier of (i) forty-five (45) days following the date of substantial restoration thereof, and (ii) the date Tenant reoccupies the Premises for the purpose of conducting business therefrom. Notwithstanding such abatement, Tenant shall remain obligated to perform and discharge all of its remaining covenants under this Lease during the period of abatement to the extent reasonably practicable.

         b. If such damage or destruction occurs within one (1) year of the expiration of the Term, either party may, at its option on written notice to the other party within thirty (30) days of such destruction or damage, terminate this Lease as of the date of such destruction or damage.

         c. Rent shall not abate if the damage or destruction of the Premises, whether total or partial, is the result of the willful misconduct or the negligence of Tenant, its contractors, subcontractors, agents, employees, guests or invitees, except to the extent Landlord receives rent loss insurance proceeds therefor (provided that Tenant shall be responsible for the costs of the deductible). Landlord hereby represents to Tenant that Landlord shall maintain rent loss insurance or self-insure therefor.

         d. Notwithstanding the foregoing, in the event Landlord commences the restoration and, within one (1) year after the fire or casualty, the Premises have not been substantially restored by Landlord, Tenant may terminate this Lease by written notice to Landlord given within thirty (30) days after the end of said one (1) year period. If Tenant shall give notice of termination pursuant to this Paragraph 10, such notice shall specify a date for the expiration of this Lease, which date shall not be more than thirty (30) days after the giving of such notice and the Term of this Lease shall expire on such date as fully and completely as if such date were the date set forth above for the termination of this Lease unless Landlord shall have substantially completed restoration of and delivered the Premises to Tenant for occupancy, prior to such date. Upon termination of the Lease, Tenant shall forthwith quit, surrender and vacate the Premises without prejudice, however, to the rights and remedies of either party against the other under the Lease provisions in effect prior to such fire or other casualty, and any Base Rent, Additional Rent or other rent owing shall be paid up to the date of such fire or other casualty and Tenant shall be relieved of its obligations hereunder to pay rent accruing from and after the date of such fire or other casualty and any payment of rent made by Tenant which was on account of any period subsequent to such date shall be returned to Tenant.

11. DEFAULT; REMEDIES

         a. The occurrence of any of the following shall constitute an event of default hereunder by Tenant:

                  i. The Rent or any other sum of money due of Tenant hereunder is not paid when due and such failure continues for five (5) days after written notice to Tenant;

                  ii.      Reserved;

                  iii. Tenant fails to bond off or otherwise remove (in a manner acceptable to Landlord) any lien filed against the Premises or the Building by reason of Tenant's actions, within thirty (30) days after Tenant has notice of the filing of such lien;

                  iv. Tenant fails to observe, perform and keep any of the other covenants, agreements, provisions, stipulations, conditions and Rules herein contained, to be observed, performed and kept by Tenant and persists in such failure after thirty (30) days' written notice by Landlord requiring that Tenant remedy, correct, desist or comply (or if any such failure to comply on the part of Tenant would reasonably require more than thirty (30) days to cure, Tenant shall not be in default if Tenant commences to cure the default within said thirty (30) day notice period and thereafter promptly, effectively and continuously proceeds to cure the default and, in all such events, cures such default no later than ninety (90) days after such notice);

                  v. If the interest of Tenant in this Lease shall be levied on under execution or other legal process;

                  vi. If any voluntary petition in bankruptcy or for corporate reorganization or any similar relief shall be filed by Tenant;

                  vii. If any involuntary petition in bankruptcy shall be filed against Tenant under any federal or state bankruptcy or insolvency act and shall not have been dismissed within ninety (90) days from the filing thereof;

                  viii. If a receiver shall be appointed for Tenant or any of the property of Tenant by any court and such receiver shall not have been dismissed within ninety (90) days from the date of his appointment; or

                  ix. If Tenant shall make an assignment for the benefit of creditors, or if Tenant shall admit in writing Tenant's inability to meet Tenant's debts as they mature.

         b. Upon the occurrence of an event of default, Landlord shall have the option to do and perform any one or more of the following:

                  i. Terminate this Lease and the Term created hereby, in which event Landlord may forthwith repossess the Premises and be entitled to recover forthwith, in addition to any other sums or damages for which Tenant may be liable to Landlord, as damages a sum of money equal to the excess of the value of the Rent provided to be paid by Tenant for the balance of the Term over the fair market rental value of the Premises, after deduction of all anticipated expenses of reletting, for said period. Should the fair market rental value of the Premises, after deduction of all anticipated expenses of reletting, for the balance of the Term exceed the value of the Rent provided to be paid by Tenant for the balance of the Term, Landlord shall have no obligation to pay to Tenant the excess or any part thereof or to credit such excess or any part thereof against any other sums or damages for which Tenant may be liable to Landlord; or

                  ii. Terminate Tenant's right of possession and may repossess the Premises by forcible entry and detainer suit, by taking peaceful possession or otherwise, without terminating this Lease, in which event Landlord may, but shall be under no obligation to, relet the same for the account of Tenant, for such rent and upon such terms as shall be satisfactory to Landlord. For the purpose of such reletting, Landlord is authorized to decorate, repair, remodel or alter the Premises. If Landlord shall fail to relet the Premises, Tenant shall pay to Landlord as damages a sum equal to the amount of the Rent reserved in this Lease for the balance of the Term. If the Premises are relet and a sufficient sum shall not be realized from such reletting after paying all of the costs and expenses of all decoration, repairs, remodeling, alterations and additions and the expenses of such reletting and of the collection of the rent accruing therefrom to satisfy the Rent provided for in this Lease, Tenant shall satisfy and pay the same upon demand therefor from time to time. Tenant shall not be entitled to any rents received by Landlord in excess of the Rent provided for in this Lease. Tenant agrees that Landlord may file suit to recover any sums falling due under the terms of this Paragraph 11 from time to time and that no suit or recovery of any portion due Landlord hereunder shall be any defense to any subsequent action brought for any amount not theretofore reduced to judgment in favor of Landlord; or

                  iii. As agent of Tenant, do whatever Tenant is obligated to do by the provisions of this Lease, including, but not limited to, entering the Premises, without being liable to prosecution or any claims for damages, in order to accomplish this purpose. Tenant agrees to reimburse Landlord immediately upon demand for any expenses which Landlord may incur in thus effecting compliance with this Lease on behalf of Tenant, and Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action, whether caused by the negligence of Landlord or otherwise; or

                  iv. Landlord may declare the entire amount of Base Rent, Additional Rent and other sums which would have become due and payable during the remainder of the Term of this Lease to be due and payable immediately without notice to Tenant, and thereafter Landlord may terminate this Lease and recover from Tenant, as full liquidated damages, all damages Landlord may incur by reason of Tenant's default, which damages shall be limited to (a) the amounts due and owing prior to such termination, plus (b) the cost of recovering the Premises, plus (c) reasonable attorney's fees and costs, plus (d) a sum which, at the date of such termination, equals the present value discounted at ten percent (10%) per annum of (i) the Base Rent, Additional Rent and all other sums which would have been due and payable by Tenant hereunder for the remainder of the Term (including any Extended Term, if the Term of the Lease has been extended) less (ii) the fair market rental value of the Premises for the same period, accounting for the cost, time and other factors necessary to relet the Premises, all of which amounts shall be immediately due and payable; provided, however, if Landlord elects to pursue this remedy, Landlord shall do so exclusively and shall not thereafter pursue any of the other remedies set forth in section 11(b)(i)-(iii) to collect Base Rent and Additional Rent due from Tenant. The foregoing limitation of remedies is without prejudice to Landlord's right to enforce Tenant's indemnity obligation with respect to claims, damages and liabilities (other than Base Rent and Additional Rent) resulting to Landlord by or through Tenant's use and occupancy of the Premises. Landlord and Tenant agree that such amounts constitute a good faith reasonable estimate of the damages which might be suffered by Landlord upon the occurrence of an event of default and that it is impossible to estimate more precisely such damages. Landlord's receipt of the aforesaid amount is intended not as a penalty but as full liquidated damages.

         c. Pursuit by Landlord of any of the foregoing remedies shall not preclude the pursuit of general or special damages incurred, or of any of the other remedies provided herein, at law or in equity; provided, however, Landlord's election to pursue the remedy in Paragraph 11 (b) (iv) shall be exclusive of any other remedies available to Landlord except as provided in said Paragraph 11 (b) (iv).

         d. No act or thing done by Landlord or Landlord's employees or agents during the Term shall be deemed an acceptance of a surrender of the Premises. Except as provided herein, neither the mention in this Lease of any particular remedy, nor the exercise by Landlord of any particular remedy hereunder, at law or in equity, shall preclude Landlord from any other remedy Landlord might have under this Lease, at law or in equity. Any waiver of or redress of or any violation of any covenant or condition contained in this Lease or any of the Rules now or hereafter adopted by Landlord, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of Rent with knowledge of the breach of any covenant in this Lease shall not be deemed a waiver of such breach.

         e. Landlord's reentry, demand for possession, notice that the tenancy hereby created will be terminated on the date therein named, institution of an action of unlawful detainer or ejectment or the entering of a judgment for possession in such action or any other act or acts resulting in the termination of Tenant's right to possession of the Premises shall not relieve Tenant from Tenant's obligation to pay all sums due hereunder during the balance of the Term, except as herein expressly provided. Landlord may collect and receive any Base Rent, Additional Rent, or charges due from Tenant, and the payment thereof shall not constitute a waiver of or affect any notice or demand given, suit instituted or judgment obtained by Landlord, or be held to waive, affect, change, modify or alter the rights or remedies which Landlord has in equity or at law by virtue of this Lease.

         f. The Base Rent is calculated for the Term of this Lease and a substantial portion of the Base Rent includes reimbursement to Landlord of direct out-of-pocket investment costs and expenses with respect to leasing the Premises to the Tenant that Landlord has incurred or will incur during the Term for tenant improvements, leasing commissions and other costs, various tenant concessions, and other similar direct costs and expenses relating to Landlord's investment in the Premises, the aggregate amount of which Landlord has amortized over the entire Term. Tenant acknowledges that Landlord will suffer damages, including, but not limited to, such unreimbursed direct out-of-pocket costs and expenses unless Tenant pays to Landlord all the Base Rent due to Landlord for the entire Term.

         g. In the event Landlord commences any proceedings for nonpayment of Base Rent, Additional Rent or other sums due hereunder, Tenant will not interpose any counterclaim of whatever nature or description which is not directly related to the Lease in any such proceeding. This shall not, however, be construed as a waiver of the Tenant's right to assert such claims in any separate action or actions brought by the Tenant.

         h. Except as expressly provided in this Lease, Tenant hereby waives any and every form of demand and notice prescribed by statute or other law, including without limitation the notice of any election of remedies made by Landlord under this Paragraph 11, demand for payment of any rent, or demand for possession.

         i. All rights and remedies of Landlord created or otherwise existing at law or in equity are cumulative and the exercise of one or more rights or remedies shall not be taken to exclude or waive the right to exercise any other.

         j. Tenant shall have the right following five (5) business days' prior written notice to Landlord to file a claim against Landlord for money damages or file an action for specific performance or injunction by reason of any unreasonable refusal, withholding or delaying by Landlord of any consent, approval or statement of satisfaction, provided that Landlord has not within said five (5) business day period otherwise given Tenant its consent, approval or statement of satisfaction. If the result of any such action shall be adverse to Landlord, Landlord shall be liable to Tenant for Tenant's reasonable expenses and attorney's fees thereby incurred.

         k. In the event that after the Commencement Date Landlord defaults in the performance of any of its covenants or agreements hereunder and such default continues for thirty (30) days after Tenant gives Landlord written notice thereof or, if such default cannot, with due diligence, be cured within said thirty (30) day period if Landlord shall fail to commence to cure such default within said thirty (30) day period or shall thereafter fail to diligently and continuously pursue the curing thereof, Tenant shall have the right following five (5) business days' prior written notice to Landlord to perform such covenant or agreement itself and any amounts expended by Tenant in so doing shall be paid by Landlord to Tenant within five (5) days of Tenant's written demand therefor and supporting documentation as reasonably requested by Landlord of such expenditures. In the event that Landlord fails to make such payment to Tenant within said five (5) day period or in the event that Landlord fails to pay to Tenant when due any other liquidated amount which Landlord is required to pay to Tenant pursuant hereto and such failure continues for a period of five
(5) days after notice thereof from Tenant, Tenant shall have the right to off-set such amounts against the Monthly Base Rent due Landlord hereunder, provided, however, that the maximum amount that Tenant has the right to off-set against Annual Base Rent under this Paragraph 11.k. in any calendar year shall be an amount equal to ten percent (10%) of the aggregate Annual Base Rent due and payable in such calendar year. Without limitation of any other rights or remedies of Landlord hereunder or at law or in equity, in the event that Landlord disputes, in good faith, any claim made by Tenant under this Paragraph 11.k., Landlord shall have the right to submit such dispute to arbitration, which dispute shall then be decided in accordance with the then applicable Arbitration Rules of the American Arbitration Association. The award rendered by the arbitrators shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereto. The costs of such arbitration shall be paid by the party against whom judgment was rendered.

12. ASSIGNMENT AND SUBLETTING

         a. Except as otherwise provided in this Paragraph 12, Tenant shall not sublet any part of the Premises, nor assign this Lease or any interest herein, without the prior written consent of Landlord, which consent shall not be unreasonably withheld. For illustration only, without limiting in any respect the reasons Landlord may withhold its consent, the following are examples of reasons Landlord may withhold its consent: (i) the proposed subtenant or assignee may, in Landlord's judgment unreasonably burden the Building, its amenities or services (ii) the financial statements or the business experience of any proposed assignee are unsatisfactory to Landlord, (iii) the proposed use of the Premises conflicts with other uses within the Building, (iv) the prospective assignee or sublessee is an existing tenant of the Building and in Landlord's judgment such sublease or assignment may affect Landlord's lease relationship with such tenant, or (v) Tenant's proposed subletting or assignment will in Landlord's judgment compete with Landlord's ability to lease other vacant space in the Building; provided, however, if Landlord is unable to provide to such prospective third party suitable alternative space in the Building by a direct lease with Landlord, then Tenant's proposed subletting or assignment shall not be deemed to compete with Landlord as aforesaid. Notwithstanding the foregoing, Landlord shall not withhold its consent to a prospective sublessee based upon the circumstance of the prospective sublessee being an existing tenant in the Building if the aggregate of all of the space which has previously been sublet by Tenant when added to the space which is the subject of the then-pending request for consent is less than 25,761 rentable square feet space in the Building and Landlord is unable to provide to such prospective sublessee suitable alternative space in the Building by a direct lease with Landlord. Any sublease or assignment made without Landlord's consent shall be void. Consent by Landlord to one assignment or sublease shall not destroy or waive this provision, and all later assignments and subleases shall likewise be made only upon prior written consent of Landlord. If a sublease or assignment is consented to by Landlord, any sublessees or assignees shall become liable directly to Landlord for all obligations of Tenant hereunder without relieving or in any way modifying Tenant's liability hereunder.

         If Tenant desires to assign this Lease or sublet the Premises or any part thereof, Tenant shall give Landlord written notice at least thirty (30) days in advance of the date on which Tenant desires to make such assignment or sublease, which notice shall specify: (a) the name and business of the proposed assignee or sublessee; (b) the amount and location of the space in the Premises affected; (c) the proposed effective date of the subletting or assignment; and
(d) the proposed rental to be paid to Tenant by such sublessee or assignee. If Tenant shall give such notice, Tenant shall pay within thirty (30) days after demand Landlord's reasonable out-of-pocket costs, including attorneys' fees incurred to consider and as necessary to document such transaction.

         If Tenant notifies Landlord of Tenant's intent to sublease or assign this Lease, Landlord shall within fifteen (15) days from receipt of such notice
(a) consent to such proposed assignment or subletting; (b) deny such consent (if Landlord shall fail to notify Tenant in writing of such election within said fifteen (15) day period, Tenant shall provide Landlord with a notice of such failure which notice shall specifically advise Landlord that unless Landlord either consents to said proposed assignment or subletting or denies such consent within five (5) days from receipt of such notice that Landlord shall be deemed to have given such consent and in the event Landlord does not respond to Tenant within said five (5) day period, then Landlord shall be deemed to have elected to so consent).

         Notwithstanding any other provision of this Lease to the contrary, Landlord acknowledges that Tenant may exercise any right granted to Tenant under this Lease and lease from Landlord portions or all of the space hereinafter described and referred to as the First Expansion Space, Second Expansion Space or First Offer Space which, at the time Tenant leases such space from Landlord, may not be necessary for Tenant's needs (such space being defined as the "Reserved Space"). Tenant shall have the right to lease such space from Landlord and to sublet all or a portion thereof for a term not exceeding thirty-six (36) months from the date of delivery of the respective Reserved Space to Tenant; provided, however, at no time may the aggregate of any such Reserved Space which is sublet to a third party exceed 25,761 rentable square feet. The proposed sublessee shall be subject to the approval of Landlord, which approval shall not be unreasonably withheld; it is specifically understood and acknowledged that Landlord may not withhold its approval of the proposed sublessee based upon the fact that the proposed sublessee is an existing tenant of the Building. The foregoing right is a specific and limited exception to the provisions of this Lease prohibiting Tenant from entering into any sublease of any portion of the Premises and shall not be applicable in the event Tenant has entered into or thereafter seeks to enter into any sublease for more than 25,761 rentable square feet of space of the Premises as provided below. In the event Tenant has entered into or proposes at any point thereafter to enter into the subleases described in the immediately-following paragraph then the right to sublet the Reserved Space shall be null and void.

         In the event that Tenant or any Permitted Assignee (hereinafter defined) seeks to assign or sublet, in the aggregate, for any one assignment or subletting or for all assignments and subleases taken together (other than to Permitted Assignees) more than 25,761 rentable square feet of space in the Premises, Landlord shall have the right to terminate this Lease as to that portion of the Premises which Tenant is seeking to assign or sublet which is in excess of 25,761 rentable square feet or which would cause the aggregate amount of all space so assigned or sublet to exceed 25,761 rentable square feet, whether by requesting Landlord's consent thereto or otherwise. Landlord may exercise such right to terminate by giving written notice to Tenant at any time within thirty (30) days after Tenant has indicated its desire to enter into any such assignment or sublease. In the event that Landlord exercises such right to terminate, Landlord shall be entitled to recover possession of and Tenant shall surrender such portion of the Premises on the later of (i) the proposed date for possession by such assignee or subtenant, or (ii) ninety (90) days after the date of Landlord's notice of termination to Tenant. In the event that Landlord elects to recapture the space, Tenant shall have the right to withdraw such request to sublease or assign by giving written notice to Landlord within five
(5) business days of the date of receipt of Landlord's election to terminate this Lease with respect to the space described in the sublease or assignment notice and Tenant shall thereafter have the right to continue to lease such space.

         In the event that Landlord consents to any assignment or sublease of any portion of the Premises, as a condition of Landlord's consent, if Landlord so elects to consent, Tenant shall pay to Landlord sixty-six and two-thirds percent (66-2/3%) of all net profit derived by Tenant from such assignment or sublease. Tenant shall furnish Landlord with a sworn statement, certified by an independent certified public accountant, setting forth in detail the computation of net profit (which computation shall be based upon generally accepted accounting principles), and Landlord, or its representatives shall have access to the books, records and papers of Tenant in relation thereto, and may make copies thereof. Any rent in excess of that paid by Tenant hereunder realized by reason of such assignment or subletting after deducting therefrom all out-of-pocket reasonable expenses of Tenant incurred in connection therewith, including leasing commissions and improvements costs and allowances, shall constitute such net profit. If a part of the consideration for such assignment shall be payable other than in cash, the payment to Landlord shall be payable in accordance with the foregoing percentage of the cash and other non-cash considerations in such form as is satisfactory to Landlord. Such percentage of Tenant's net profits shall be paid to Landlord promptly by Tenant upon Tenant's receipt from time to time of periodic payments from such assignee or subtenant or at such other time as Tenant shall realize its net profits from such assignment or sublease.

         If this Lease is canceled, the area of the Premises is reduced or a sublease or assignment is made where the consent of Landlord is required, as herein provided, Tenant shall pay Landlord a charge equal to the actual out-of-pocket costs incurred by Landlord, in Landlord's reasonable judgment, for all of the necessary legal, management, leasing or accounting services required to accomplish such cancellation, reduction of area of the Premises, assignment or subletting, as the case may be.

         Any physical alterations necessary with respect to any such assignment, subletting or reduction of the area of the Premises shall be subject to the provisions of this Lease regarding alterations and shall be at Tenant's sole cost and expense and subject to applicable building codes. No acceptance by Landlord of any rent or any other sum of money from any assignee, sublessee, or other category of transferee shall release Tenant from any of its obligations under this Lease or be deemed to constitute Landlord's consent to such assignment, sublease or transfer.

         b. The joint and several liability of Tenant named herein and any immediate and remote successor in interest of Tenant (by assignment or otherwise), and the due performance of the obligations of this Lease on Tenant's part to be performed or observed, shall not in any way be discharged, released or impaired by any (i) agreement which modifies any of the rights or obligations of the parties under this Lease, (ii) stipulation which extends the time within which an obligation under this Lease is to be performed, (iii) waiver of the performance of an obligation required under this Lease, or (iv) failure to enforce any of the obligations set forth in this Lease; provided, however, that
(a) in the case of any modification of this Lease made after the date of an assignment or other transfer of this Lease by Tenant, if such modification increases the obligations of Tenant or reduces the rights of Tenant, then Tenant named herein and each respective assignor or transferor shall not be liable under or bound by any such increase or reduction; and (b) in the case of any waiver by Landlord of a specific obligation of an assignee or transferee of Tenant, such waiver shall also be deemed a waiver of such obligation with respect to the immediate and remote assignors or transferors of such assignee or transferee.

         c. Tenant shall have no right whatsoever to encumber any of the Tenant's rights, title or interest under this Lease, without the prior written consent of the Landlord.

         d. Nothing in this Lease shall in any way restrict Landlord's right to assign or encumber this Lease in its sole and absolute discretion. Should the Landlord assign this Lease as provided for above, or should Landlord encumber all or any portion of the Building and should the holder of such encumbrance succeed to the interest of Landlord, such successor shall be deemed to recognize the rights of Tenant under this Lease and Tenant shall be bound to said assignee or any such holder under all the terms, covenants and conditions of this Lease for the balance of the Lease Term remaining after such succession and Tenant shall attorn to such succeeding party as its Landlord under this Lease promptly under any such succession. Tenant agrees that should any party so succeeding to the interest of Landlord require a separate agreement of attornment regarding the matters covered by this Lease, then Tenant shall enter into such attornment agreement, provided the same does not substantially modify any of the provisions of this Lease and has no material adverse effect upon Tenant's continued occupancy of the Premises.

         e. Notwithstanding anything contained herein to the contrary, Tenant shall have the right, upon prior written notice to Landlord, to assign or sublet portions of the Premises to Permitted Assignees provided that such assignment or subletting shall not relieve Tenant of its obligations hereunder and in the event of an assignment hereunder such assignee assumes, pursuant to an agreement, in form and substance satisfactory to Landlord, the obligations of the Tenant hereunder. As used herein a "Permitted Assignee" shall include any corporation owned by Tenant, any parent corporation of Tenant or any corporation owned by a parent corporation of Tenant or any surviving corporation pursuant to a merger or consolidation of Tenant with such corporation or any corporation which acquires all or substantially all of the assets of Tenant, provided in each case that Landlord is reasonably satisfied with the financial condition of such entity, it being understood that if such entity has a net worth at least equal to that of Tenant's at the time of such assignment or subletting, the financial condition of such entity shall be deemed satisfactory to Landlord.

13. CONDEMNATION

         If all or a substantial part of the Premises is taken by virtue of eminent domain or other similar proceeding, or are conveyed in lieu of such taking, this Lease shall expire on the date when title or right of possession shall vest, and any Rent paid for any period beyond said date shall be repaid to Tenant within thirty (30) days after said date. If all or a part of the Building other than the Premises is taken by virtue of eminent domain or other similar proceeding, or is conveyed in lieu of such taking rendering the remaining part of the Building not subject to such condemnation shall be substantially and adversely affected thereby, then Landlord, in its sole discretion may terminate this Lease. If there is a partial taking where this Lease is not terminated, the Rent shall be adjusted in proportion to the rentable square footage of the Premises taken, as reasonably determined by an architect or engineer mutually agreed upon by Landlord and Tenant. In any event, Landlord shall be entitled to, and Tenant shall not have any right to claim, any award made in any condemnation proceeding, action or ruling relating to the Building or the Property; provided however, in the event of a termination of this Lease Tenant shall be entitled to make a separate claim in any condemnation proceeding, action or ruling relating to the Premises for Tenant's moving expenses, loss of goodwill and the unamortized value of leasehold improvements in the Premises actually paid for by Tenant without contribution by Landlord, to the extent such claim does not in any manner impact upon or reduce Landlord's claim or award in such eminent domain proceeding, action or ruling and Tenant shall likewise have no claim against Landlord for the value of any unexpired portion of this Lease.

         In addition to the rights of Tenant set forth in this Section, if twenty-five percent (25%) or more of the rentable area of the Premises is taken as described above, Tenant shall have the right to terminate this Lease upon giving Landlord ninety (90) days' prior written notice, which notice must be given within thirty (30) days after the date when title or the right of possession is vested in the governmental authority; provided, however, if Landlord, within sixty (60) days after Tenant's notice, offers Tenant another space in the Building of comparable size, finish and relative location in the Building to the portion of the Premises so taken, acceptable to Tenant, this Lease shall not terminate and Tenant shall relocate to said other space.

14. INSPECTIONS

         Landlord, its agents, employees, contractors and subcontractors, may enter the Premises at reasonable hours, upon reasonable prior notice to Tenant (except in the case of an emergency) to (a) exhibit the Premises to prospective purchasers (with a representative of Tenant present) or tenants of the Premises or the Building; any such exhibiting of the Premises to prospective tenants shall only be during the last twenty-four (24) months of the Term and with a representative of Tenant present and with not more than four (4) persons from said prospective tenant present; (b) inspect the Premises to see that Tenant is complying with its obligations hereunder; and (c) make repairs or alterations
(i) required of Landlord under the terms hereof; (ii) to any adjoining space in the Building; or (iii) to any systems serving the Building which run through the Premises; and (d) to perform any and all of Landlord's obligations under this Lease, or any other lease, where entry to such Premises is reasonably required for such performance. In addition to the foregoing, Landlord, its agents, employees, contractors and/or sub-contractors may enter the Premises at any time if an emergency requires such entry. Any such entry shall not constitute an eviction of Tenant or be deemed as disturbing Tenant's quiet enjoyment of the Premises and no abatement of rent shall result because of such entry and/or performance. Landlord shall be allowed to take all material into and upon Premises that may be required therefor without the same constituting an eviction of Tenant in whole or in part; and the Base Rent and Additional Rent reserved shall in no way abate while said decorations, repairs, alterations, improvements or additions are being made. If Tenant shall not be personally present to open and permit an entry into the Premises, at any time, when for any reason an entry therein shall be necessary or permissible, Landlord or Landlord's agents may enter the same by a pass key, or when for any reason an entry therein shall be necessary and entry by pass key is not possible, may forcibly enter the same, without rendering Landlord or such agents liable therefor (if during such entry Landlord or such agents shall accord reasonable care to Tenant's property), and without in any manner affecting the obligations and covenants of this Lease. All entries shall, where possible, be performed at such times and in such fashion so as not to unreasonably interfere with the conduct and operation of Tenant's business. Nothing herein contained, however, shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever, for the care, supervision or repair of the Premises or Building other than as herein provided.

         If for a reason other than a violation of this Lease by Tenant, or the act, omission or negligence of Tenant, Landlord performs work within the Premises and such work causes interference to Tenant's business operations such that Tenant cannot reasonably operate for business at all or a portion of the Premises, and does not operate at all or a portion of the Premises in excess of five (5) consecutive business days after the notice to Landlord, the Base Rent and Additional Rent reserved under this Lease shall abate for that portion of the Premises which is not useable by Tenant from the end of said period until the earlier of the date Tenant recommences to use that portion of the Premises or the date Landlord's work diminishes or stops such that Tenant can again reasonably operate for business within the Premises.

15. SUBORDINATION AND NON-DISTURBANCE

         a. Notwithstanding anything contained herein to the contrary, this Lease shall be subject and subordinate to any underlying land leases or mortgages which may now or hereafter affect this Lease, the Building or the Property and also to all renewals, modifications, extensions, consolidations, and replacements of such underlying land leases and such mortgage provided that Tenant obtains from such Mortgagee (as hereinafter defined) the benefits of a SNDA (as defined in Paragraph 15[e] below). In confirmation of the subordination set forth in this Paragraph 15, Tenant shall, at Landlord's request, execute and deliver such further instruments as may be desired by the holder(s) of the mortgage (a "Mortgagee") or by any lessor under any such underlying land leases. Notwithstanding the foregoing, Landlord or such Mortgagee shall have the right to subordinate or cause to be subordinated, in whole or in part, any such underlying land leases or mortgage to this Lease (but not in respect to priority of entitlement of insurance or condemnation proceeds). If any such underlying land leases or mortgage terminates for any reason or any such mortgage is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, deliver to Mortgagee or the Landlord within ten (10) days of written request an attornment agreement, providing that such Tenant shall continue to abide by and comply with the terms and conditions of this Lease.

         b. If any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale or conveyance in lieu of foreclosure under any deed to secure debt, Tenant shall at the option of the purchaser at such foreclosure or other sale, attorn to such purchaser and recognize such person as landlord under this Lease. Tenant agrees that the institution of any suit, action or other proceeding by a Mortgagee or a sale of the Property pursuant to the powers granted to a Mortgagee under its mortgage, shall not, by operation of law or otherwise, result in the cancellation or the termination of this Lease or of the obligations of the Tenant hereunder.

         c. If such purchaser requests and accepts such attornment, from and after the time of such attornment, Tenant shall have the same remedies against such purchaser for the breach of an agreement contained in this Lease that Tenant might have had against Landlord if the mortgage had not been terminated or foreclosed, except that such purchaser shall not be (i) liable for any act or omission of the prior Landlord; (ii) subject to any offsets or defenses which Tenant might have against the prior Landlord; (iii) bound by any Rent or security deposit which Tenant might have paid in advance to the prior Landlord;
(iv) obligated to cure any default of any prior Landlord under the Lease that occurred prior to the time that such purchaser succeeded to the interest of Landlord in the Property; or (v) bound by any amendment or modification of the Lease made without the prior written consent of such purchaser.

         d. As used in this Paragraph 15, the term "mortgage(s)" shall also include deed(s) of trust.

         e. Landlord shall obtain a non-disturbance agreement (the "SNDA") with respect to this Lease from the present Mortgagee in the form of Exhibit G. Upon Tenant's written request, Landlord shall use reasonable efforts to obtain a SNDA from any future Mortgagee (collectively the "Lender"). The non-disturbance agreement shall be in such form as customarily used by the Lender. Notwithstanding the foregoing, Landlord shall not be obligated to commence any litigation, pay any money, enter into any amendments to this Lease, take any other action of any kind or nature whatsoever or attempt beyond one good faith request to secure any such non-disturbance agreement. Landlord's sending a letter to the Lender requesting the non-disturbance agreement shall be deemed a good faith request. If such Lender for any reason fails or refuses to respond to Landlord's request or having responded, fails to enter into such non-disturbance agreement, or agrees to enter it subject to other conditions, or if Landlord secures any such non-disturbance agreement and Tenant fails or is unwilling for any reason whatsoever to execute same, Landlord shall have no further obligation with respect thereto, including, without limitation, making any further requests (written or oral) or compelling Lender to respond to the request therefor or compelling Lender to execute a non-disturbance agreement.

16. WAIVER OF CLAIMS; INDEMNIFICATION AND HOLD HARMLESS

         a. Except arising from the negligence or willful act of Landlord, its partners and their respective officers, agents, servants and employees ,Landlord and Landlord's partners, and their respective officers, agents, servants and employees shall not be liable for any damage either to person or property or resulting from the loss of use thereof sustained by Tenant or by other persons due to the Building or any part thereof or any appurtenances thereof becoming out of repair, or due to the happening of any accident or event in or about the Building, including the Premises, or due to any act or neglect of any tenant or occupant of the Building or of any other person or entity. This provision shall apply particularly, but not exclusively, to damage caused by gas, electricity, snow, frost, steam, sewage, sewer gas or odors, fire, water or by the bursting


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


or leaking of pipes, faucets, sprinklers, plumbing fixtures and windows, and shall apply without distinction as to the person whose act or neglect was responsible for the damage and whether the damage was due to any of the causes specifically enumerated above or to some other cause of an entirely different kind. Tenant further agrees that all personal property upon the Premises, or upon loading docks, receiving and holding areas, or freight elevators of the Building, shall be at the risk of Tenant only, and that Landlord shall not be liable for any loss or damage thereto or theft thereof.

         b. Tenant hereby indemnifies and holds harmless Landlord from and against any injury, expense, damage, liability or claim, imposed on Landlord by any person whomsoever, whether due to damage to the Premises, claims for injuries to the person or property of any other tenant of the Building or of any other person in or about the Building, the Property for any purpose whatsoever, or administrative or criminal action by a governmental authority, if such injury, expense, damage, liability or claim results either directly or indirectly from the act, omission, negligence, misconduct or breach of any provisions of this Lease by Tenant, the agents, servants, or employees of Tenant, or any other person entering in the Building or upon the Premises under express or implied invitation or consent of Tenant.

         c. Tenant shall report in writing to Landlord any defective condition in or about the Premises known to Tenant, and further agrees to attempt to contact Landlord as soon as practicable in such instance.

         d. Except to the extent arising out of the intentional or negligent acts of Tenant or Tenant's agents, employees, contractors or invitees, Landlord shall indemnify, defend and hold Tenant harmless from and against any and all claims, liabilities, losses, damages and expenses in connection with all losses, including loss of life and injury to persons or property, arising out of any occurrence in the Building other than within the Premises or the premises of any tenant in the Building which occurrence arose out of the negligent act or omission of Landlord or Landlord's employees, agents or contractors.

         e. Each party further agrees to reimburse the other for any costs or expenses, including, but not limited to, court costs and attorney's fees, which the party seeking such reimbursement may incur in investigating, handling or litigating any claim or any action by a governmental authority relating to actions of Tenant or Landlord, as the case may be.

17. INSURANCE

         a. Tenant, at its sole cost and expense, shall, commencing on the date Tenant is given access to the Premises for any purpose, and during the entire Term hereof, procure, pay for and keep in full force and effect:

                  i. Comprehensive General Liability or Commercial General Liability insurance with respect to the Premises and the operations on or on behalf of Tenant, in, on or about the Premises, including but not limited to personal injury, product liability (if applicable), blanket contractual, broad form property damage liability coverage, liquor liability (if applicable), with minimum limits of $3,000,000 per occurrence, $5,000,000 in the aggregate, which may be satisfied, in part, by Tenant's excess liability umbrella liability coverage. Not more frequently than once in each three (3) years, if, in the reasonable opinion of Landlord, the amount of liability insurance required hereunder is not adequate in comparison to that carried for comparable properties of similar usage Tenant shall increase said insurance coverage as reasonably required by Landlord; provided, however, that in no event shall the amount of liability insurance increase by more than fifty percent (50%) greater than the amount thereof during the preceding three (3) years of the Lease Term. However, the failure of Landlord to require any additional insurance coverage shall not be deemed to relieve Tenant from any obligations under this Lease. The insurance policy shall contain the following provisions:

                  (1) An endorsement naming Landlord and any other parties in interest designated by Landlord as an additional insured;

                  (2) An endorsement stating "such insurance as is afforded by this policy for the benefit of Landlord and any other additional insured shall be primary as respects any liability or claims arising out of the occupancy of the Premises by Tenant, or Tenant?s operations and any insurance carried by Landlord, or any other additional insured shall be non-contributory".

                  (3)      Coverage must be on an "occurrence basis".

                  ii. Automobile Liability Insurance for all owned, non-owned and hired vehicles with a minimum limit of $1,000,000 per accident.

                  iii. Workers' Compensation coverage as required by law, together with Employers Liability coverage with a limit of not less than $500,000.

                  iv. Property insurance covering (i) all improvements on the Premises providing protection against any risk included within the classification "All Risk", including sprinkler leakage, earthquake and flood, (ii) all personal property of Tenant located in or at the Premises, including but not limited to fixtures, furnishings, equipment and furniture, providing protection against any peril included within the classification "All Risk", including sprinkler leakage, earthquake and flood; and (iii) loss of income or business interruption insurance providing protection for a twelve (12) month period. With respect to improvements or alterations permitted under this Lease, Tenant shall carry or cause to be carried builder?s risk insurance or an installation floater. Insurance shall be written on a replacement cost basis for all property indicated above.

                  v. All insurance required to be carried by Tenant hereunder shall be with companies rated A:X, or better, in the most recent edition of Best?s Insurance Guide and licensed to provide the relevant insurance in the State of Illinois. Tenant shall deliver to Landlord at least fifteen (15) days prior to the time when such insurance is required to be carried by Tenant, and thereafter at least thirty (30) days prior to the expiration or renewal date of any policy maintained by Tenant, copies of the policies or certificates evidencing such insurance. All policies and certificates delivered pursuant to this paragraph shall contain liability limits not less than those set forth in this Paragraph 17, and shall list the additional insureds and shall specify all endorsements and special coverages required by this Paragraph 17. Each such policy shall contain an unqualified thirty-(30)-day notice of cancellation, non-renewal or material amendment thereof. For the purposes of this Paragraph 17, the term "Lease" shall mean the period from the Commencement Date through the later date to occur of (i) of the expiration or termination of the Lease Term, or (ii) the date Tenant surrenders physical possession of the Premises to Landlord. Any insurance required pursuant to this Lease may be provided by means of a so-called "blanket" policy, so long as the Premises are specifically covered (by rider, endorsement or otherwise), the limits of the policy are applicable on a "per location" basis to the Premises, and the policy otherwise complies with the provisions of this Lease. In no event shall the limits of any policy be considered as limiting the liability of Tenant under this Lease.

         Landlord may, at any time, inspect and/or copy any and all insurance policies required hereunder.

         b. If Tenant fails to procure, maintain and/or pay for at the times and for the durations specified in this Lease, any insurance required by this agreement, or fails to carry insurance required by any governmental requirements, Landlord may (but without obligation to do so) at any time or from time to time, and without notice, procure such insurance and Tenant agrees to pay the sums so paid by Landlord together with interest thereon as provided elsewhere herein and any costs or expenses incurred by Landlord in connection therewith, within ten (10) days following Landlord?s written demand to Tenant for such payment.

         c. Tenant shall have included in all policies of insurance respectively obtained by it with respect to the Building or Premises a waiver by the insurer of all rights of subrogation against Landlord in connection with any loss or damage thereby insured against, and Landlord shall have included in all property insurance policies required to be maintained by Landlord under this Lease a waiver by the insurer of all rights of subrogation against the Tenant in connection with any loss or damage thereby insured against. To the full extent permitted by law, Landlord as to its property insurance policies and Tenant as to all its policies, each waives all right of recovery against the other for, and agrees to release the other from liability for, loss or damage to the extent such loss or damage results from a cause covered by valid and collectible insurance in effect at the time of such loss or damage; provided however, that the foregoing release by each party is conditioned upon the other party's carrying insurance with the above described waiver of subrogation to the extent required above, and if such coverage is not obtained or maintained by either party, then the other party's foregoing release shall be deemed to be rescinded until such waiver is either obtained or reinstated.

         d. Landlord shall maintain such fire and extended coverage and comprehensive public liability insurance with respect to Landlord's interest in the Property and the Premises in such coverages, amounts and insurance companies as Landlord, in its reasonable business judgment giving consideration to what other owners of first-class office buildings maintain, deems appropriate.

18. RESERVED

19. ENTIRE AGREEMENT

         This Lease contains the entire agreement of the parties hereto and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein shall be of any force and effect. The failure of either party to insist in any instance on strict performance of any covenant or condition hereof, or to exercise any option herein contained, shall not be construed as a waiver of such covenant, condition or option in any other instance. This Lease (except for changes to the Rules pursuant to Paragraph 29 hereof) cannot be changed or terminated orally, and can be modified only in writing, executed by each party hereto. Tenant acknowledges and agrees that Tenant has not relied upon any statement, representation, prior written promises, or prior oral promises, agreements or warranties, except such as are expressed herein.

20. HOLDING OVER

         Tenant shall pay to Landlord an amount as Rent equal to two hundred percent (200%) of one-twelfth (1/12) of the Base Rent and two hundred percent (200%) of one-twelfth (1/12) of the Additional Rent paid by Tenant during the previous calendar year herein provided during each month or portion thereof for which Tenant shall retain possession of the Premises or any part thereof after the expiration or termination of the Term or of Tenant's right of possession, whether by lapse of time or otherwise, and also shall pay all damages sustained by Landlord, whether direct or consequential, on account thereof. At the option of Landlord, expressed in a written notice to Tenant and not otherwise, such holding over shall constitute a renewal of this Lease for a period of one (1) year commencing thirty (30) days after such notice from Landlord (unless Tenant relinquishes possession of the Premises within such thirty [30] day period as herein required) at the greater of (i) the rental rates then prevailing for similar space in the Building, and (ii) two hundred percent (200%) of the Annual Base Rent and two hundred percent (200%) of the Additional Rent paid by Tenant during the previous calendar year. The provisions of this Paragraph 20 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law.

21. NOTICES

         a. Any notice by either party to the other shall be valid only if in writing and shall be deemed to be duly given only upon delivery or refusal of the addressee to accept delivery (i) if to Tenant, at the Premises, attention:
General Counsel, and (ii) if to Landlord, at Landlord's address set forth in the Introductory Article, or at such other address for either party as that party may designate by notice in writing to the other. Notice may be given by personal delivery, certified mail post-prepaid, return receipt requested or by recognized overnight or same day courier delivery service or by personal delivery.

         b. Tenant hereby appoints as its agent to receive service of all dispossessory or distraint proceedings, an employee of Tenant at the Premises at the time of such service.

         c. If there is a default by Landlord under this Lease, Tenant covenants to give notice by registered mail to, in addition to Landlord, any Mortgage or beneficiary under a deed of trust encumbering the Premises, whose address shall have been furnished to Tenant.

22. HEIRS, SUCCESSORS, AND ASSIGNS - PARTIES

         a. The provisions of this Lease shall bind and inure to the benefit of Landlord and Tenant, and their respective successors, heirs, legal representatives and permitted assigns, including the Permitted Assignee, it being understood that the term "Landlord" as used in this Lease means only the owner (or the ground lessee) for the time being of the Building of which the Premises are a part, so that in the event of any sale or sales of said Building (or of any lease thereof), Landlord named herein shall be and hereby is entirely released of all covenants and obligations of Landlord hereunder accruing thereafter, and it shall be deemed without further agreement that the purchaser, or the new ground lessee, as the case may be, has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder during the period such party has possession of the Building. Tenant shall be bound to any such succeeding party for performance by Tenant of all the terms, covenants, and conditions of this Lease and agrees to execute any attornment agreement not in conflict with the terms and provisions of this Lease at the request of such party.

         b. The terms "Landlord" and "Tenant" and pronouns relating thereto, as used herein, shall include male, female, singular and plural, corporation, partnership or individual, as may fit the particular parties.

23. ATTORNEY'S FEES

         In the event of any law suit or court action between Landlord and Tenant arising out of or under this Lease or the terms and conditions stated herein, the prevailing party in such law suit or court action shall be entitled to and shall collect from the non-prevailing party the reasonable attorney's fees and court costs actually incurred by the prevailing party with respect to said lawsuit or court action. In case Landlord shall, without fault on its part, be made a party to any litigation commenced against Tenant or by Tenant against a third party and Landlord is joined or impleaded therein, then Tenant shall pay all reasonable costs, expenses and attorneys' fees incurred or paid by Landlord in connection with such litigation.


24. TIME OF THE ESSENCE

         It is understood and agreed between the parties hereto that time is of the essence of all the terms, provisions, covenants and conditions of this Lease.

25. NO ESTATE IN LAND

         Tenant has only a usufruct under this Lease, not subject to levy or sale. No estate shall pass out of Landlord by this Lease.

26. SECURITY DEPOSIT - INTENTIONALLY OMITTED

27. COMPLETION OF THE PREMISES - INTENTIONALLY OMITTED

28. PARKING AND ACCESS AREAS

         a. Landlord reserves the unrestricted right, from time to time, to expand or change the perimeters of the Building or the Property, any parking areas, driveways, access roads, or other areas, any or all of which may now or hereafter be located on the Property, or on land adjacent to the Property, or to construct new or additional buildings, parking areas, driveways, access roads or other areas, and to connect other structures (including, without limitation, parking decks) to the Building by way of surface or aerial walkways, or otherwise; provided, however, that the square footage of and access to the Premises shall not be impaired in any substantial or material aspect. Notwithstanding the foregoing, in the event that any of the foregoing actions by Landlord cause the Premises to be rendered untenantable or reasonable access to the Premises to be denied for a period in excess five (5) consecutive business days after written notice to Landlord and on account thereof Tenant ceases doing business in the Premises or a portion thereof, the obligation to pay Monthly Base Rent and Additional Rent shall thereafter abate on a proportionate basis for so long as and to the extent Tenant's ability to conduct its business in the Premises or such portion thereof is affected.

         b. If at any time, in Landlord's opinion, it becomes necessary either,
(i) for purposes of expanding, repairing, restoring, constructing or reconstructing all or any portion of the Property, preventing the acquisition of public rights in the parking areas, driveways, access roads or other areas which may now or hereafter be located on or serve the Property, or (ii) for purposes of expanding, repairing, restoring, constructing or reconstructing any buildings, parking decks or other improvements now or hereafter placed, constructed, erected or maintained on the Property or on any land adjoining the Property, Landlord may, alone or in concert with the owners of land adjoining the Property, temporarily close off portions of such parking areas, driveways, access roads or other areas, erect private boundary marks or take such other action as Landlord deems necessary or desirable for such purposes. The exercise by the Landlord, from time to time, of its rights hereunder shall not be deemed an eviction of Tenant or a disturbance of Tenant's use of the Premises. Landlord reserves the right, from time to time, to dedicate portions of the parking areas, driveways, access roads, or other areas which may now or hereafter be located on the Property to the public. Tenant acknowledges and agrees that neither the Building nor Tenant has the benefit of any easements for light and air and that no such easements (either express or implied) are intended to be granted by this Lease.

         c. Tenant expressly acknowledges and agrees that nothing contained in this Lease shall authorize or permit, nor is it intended to authorize or permit, Tenant or any of its agents, employees or invitees to use the parking garage for any purpose whatsoever unless such use is authorized or permitted by agreements with or through Landlord outside the terms and provisions of this Lease or as set forth in subparagraph d. below. Use of the parking garage is subject to such charges, limitations, rules, regulations and conditions from time to time imposed by Landlord and subject to reservation of certain parking spaces for particular tenants.

         d. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord seven (7) parking spaces within the Building for the entire Term of the Lease, for a rental equal to the market rent for each such space as reasonably established by Landlord from time to time. The current monthly rent for each such space is Two Hundred Thirty and 00/100 Dollars ($230.00). The rent for said spaces shall be payable monthly on the first (1st) day of each calendar month during the Term, without any deduction or set-off whatsoever. In the event that Tenant elects at any time not to rent any such parking space (which Tenant may do at any time upon thirty [30] days' prior written notice to Landlord) or fails to timely pay the rent herein provided with respect thereto and such failure continues for in excess of five (5) days after written notice from Landlord, Landlord shall, without limitation of any of its other rights or remedies hereunder or at law, have the right to lease any such space to any other party or person whatsoever and thereafter Tenant shall have no further rights hereunder with respect to any such parking space. In the event, due to the actions of Landlord, Tenant is unable to use any parking space for more than two
(2) consecutive business days, then commencing with the third (3rd) consecutive business day of such interference, the monthly rent (prorated on a daily basis) then applicable to the parking space which is unable to be used shall abate until such time as the interference ceases.

         e. Landlord shall have the right to undertake any measures or promulgate and enforce any rules and regulations which Landlord deems necessary or appropriate, including, by way of illustration but not limitation, restricting access to such parking spaces, or parking fines against or towing the automobiles of violating parties.

29. RULES AND REGULATIONS

         The Rules and Regulations (collectively "Rules") set forth on Exhibit "B" are incorporated into and made a part of this Lease. Landlord agrees that the Rules shall be applied, insofar as applicable, to all tenants of the Building in a nondiscriminatory manner. Landlord may from time to time amend, modify, delete or add new and additional reasonable Rules for the use, operation, safety, cleanliness and care of the Premises and the Building. Such new or modified Rules shall be effective upon notice thereof to Tenant. Tenant will cause its employees and agents, or any others permitted by Tenant to occupy or enter the Premises to abide by the Rules at all times. In the event of any breach of any Rules and failure to cure as permitted hereunder, Landlord shall have all remedies provided for in this Lease in the event of default by Tenant and shall, in addition, have any remedies available at law or in equity, including but not limited to, the right to enjoin any breach of the Rules. Landlord shall not be responsible to Tenant for the nonobservance of the Rules by any other tenant or person. Tenant shall comply with all such rules provided, however, that such rules shall not contradict or abrogate any right or privilege herein expressly granted to Tenant.

30. RIGHT TO RELOCATE - INTENTIONALLY OMITTED

31. LATE PAYMENTS - ACCORD AND SATISFACTION

         Any payment due of Tenant hereunder not received by Landlord within ten
(10) days of the date when due shall be assessed a five percent (5%) charge for Landlord's administrative and other costs in processing and pursuing the payment of such late payment, and shall be assessed an additional five percent (5%) charge for the aforesaid costs of Landlord for each month thereafter until paid in full. No payment by Tenant or receipt by Landlord of a lesser amount than any installment or payment of Rent then due shall be deemed to be other than on account of the earliest stipulated Rent or other sums then due and payable under this Lease; nor shall any endorsement or statements on any check or any letter or other writing accompanying any check or payment be deemed an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or other sums then due under this Lease or pursue any other remedy provided in this Lease.

32. ESTOPPEL CERTIFICATE

         At any time, each of Landlord and Tenant shall, within ten (10) days of the request, execute, acknowledge and deliver to the requesting party, Landlord's Mortgagee, prospective Mortgagee or any prospective purchaser of the Building, an Estoppel Certificate in the form of Exhibit "C", or in such other form which such party requires, evidencing whether or not (a) this Lease is in full force and effect; (b) this Lease has been amended in any way; (c) Tenant has accepted and is occupying the Premises; (d) there are any existing defaults on the part of Landlord or Tenant hereunder or defenses or offsets against the enforcement of this Lease to the knowledge of the executing party (specifying the nature of such defaults, defenses or offsets, if any) (e) the date to which Rent and other amounts due hereunder, if any, have been paid; and (f) any such other information reasonably requested. Each certificate delivered pursuant to this Paragraph 32 may be relied on by the requesting party, any prospective purchaser or transferee of either Landlord's or Tenant's interest hereunder, or any Mortgagee or prospective Mortgagee.

33. SEVERABILITY AND INTERPRETATION

         a. If any clause or provision of this Lease shall be deemed illegal, invalid or unenforceable under present or future laws effective during the Term, the remainder of this Lease shall not be affected by such illegality, invalidity or unenforceability, and in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

         b. Should any provisions of this Lease require judicial interpretation, it is agreed that the court interpreting or construing the same shall not apply a presumption that the terms of any such provision shall be more strictly construed against one party or the other by reason of the rule of construction that a document is to be construed most strictly against the party who itself or through its agent prepared the same, it being agreed that the agents of all parties hereto have participated in the preparation of this Lease.

34. MULTIPLE TENANTS

         If more than one individual or entity comprises and constitutes Tenant, then all individuals and entities comprising Tenant are and shall be jointly and severally liable for the due and proper performance of Tenant's duties and obligations arising under or in connection with this Lease.

35. FORCE MAJEURE

         Notwithstanding any provision in this Lease to the contrary, Landlord or Tenant, as the case may be, shall be excused for the period of any delay and shall not be deemed in default with respect to the performance of any of the terms, covenants, and conditions of this Lease when prevented from so doing by causes beyond its control, other than due to financial or economic problems, but which shall include, but not be limited to, all labor disputes, governmental regulations or controls, fire or other casualty, inability to obtain any material or services, or acts of God.

36. QUIET ENJOYMENT

         So long as Tenant is in full compliance with the terms and conditions of this Lease, Landlord shall warrant and defend Tenant in the quiet enjoyment and possession of the Premises during the Term against any and all claims made by, through or under Landlord, subject to the terms of this Lease.

37. BROKERAGE COMMISSION; INDEMNITY

         Overseas Management, Inc. ("OMI") has acted as agent for Landlord in this transaction and Julien J. Studley, Inc. ("Studley") has acted as agent for Tenant in this transaction. Both OMI and Studley are to be paid a commission by Landlord. Tenant warrants that there are no other claims for brokers' commissions or finder's fees in connection with its execution of this Lease. Tenant hereby indemnifies Landlord and holds Landlord harmless from and against all claims, loss, cost, damage or expense, including, but not limited to, reasonable attorney's fees actually incurred without regard to any statutory presumption and court costs, incurred by Landlord as a result of or in conjunction with a claim of any real estate agent or broker, if made by, through or under Tenant relative to this Lease. Landlord hereby indemnifies Tenant and holds Tenant harmless from and against all claims, loss, cost, damage or expense, including, but not limited to, reasonable attorney's fees actually incurred without regard to any statutory presumption and court costs, incurred by Tenant as a result of or in conjunction with a claim of any real estate agent or broker, if made by, through or under Landlord, relative to this Lease.

38. EXCULPATION OF LANDLORD

         a. Notwithstanding any provision in this Lease to the contrary, Landlord and Landlord's managing agent's liability with respect to or arising from or in connection with this

Lease shall be limited solely to Landlord's interest in the Building. Neither Landlord, any of the partners of Landlord, any officer, director, principal, trustee, policyholder, shareholder, attorney nor employee of Landlord or its managing agent shall have any personal liability whatsoever with respect to this Lease.

         b. Landlord and Landlord's managing agent shall have absolutely no personal liability with respect to any provision of this Lease or any obligation or liability arising from this Lease or in connection with this Lease. Tenant shall look solely to the equity of the Landlord in the Building for the satisfaction of any money judgment to Tenant. Such exculpation of liability shall be absolute and without exception whatsoever.

39. ORIGINAL INSTRUMENT

         Any number of counterparts of this Lease may be executed, and each such counterpart shall be deemed to be an original instrument.

40. APPLICABLE LAW

         This Lease has been made under and shall be construed, interpreted and enforced under and in accordance with the laws of the State of Illinois.

41. NO RECORDATION OF LEASE

         Without the prior written consent of Landlord, neither this Lease nor any memorandum hereof shall be recorded or placed on public record.

42. HAZARDOUS SUBSTANCES OR MATERIALS

         Neither Tenant, its successors or assigns, nor any permitted assignee or sublessee, licensee or other person or entity acting by or through Tenant, shall (either with or without negligence) cause or permit the escape, disposal or release of any "Hazardous Substances or Materials" (as hereinafter defined). Tenant shall not allow the storage or use of such Hazardous Substances or Materials in any manner not sanctioned by law and by the highest standards prevailing in the industry for the storage and use of such Hazardous Substances or Materials, nor allow to be brought into the Building, the Property or the Premises any such Hazardous Substances or Materials except to use in the ordinary course of Tenant's business, relative to office copiers and then only if such Hazardous Substances or Materials are not prohibited by (and are only in amounts permitted by) law, after notice is given to Landlord of the identity of such Hazardous Substances or Materials. Without limitation, Hazardous Substances or Materials shall include any biologically or chemically active substance and any waste, substance or material described in Section 101 (14) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, as amended from time to time, 42 U.S.C. Section 6901 et seq., any applicable state or local laws and the regulations adopted under these acts. If any lender or governmental agency shall ever require testing to ascertain whether or not there has been any release of Hazardous Substances or Materials, then the costs thereof shall be


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


reimbursed by Tenant to Landlord upon demand as additional charges if such requirement applies to the Premises. In addition, Tenant shall execute affidavits, representations and the like from time to time at Landlord's reasonable request concerning Tenant's best knowledge and belief regarding the presence of Hazardous Substances or Materials on the Premises, the Building and the Property. Tenant indemnifies and covenants and agrees at its sole cost and expense, to protect, indemnify and save Landlord harmless against and from any and all damages, losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, or expenses of any kind or of any nature whatsoever (including without limitation, reasonable attorney's fees and expert's fees) which may at any time be imposed upon, incurred by or asserted or awarded against Landlord arising from or out of any Hazardous Substances or Materials on, in, under or affecting the Premises, the Building and the Property or any part thereof as a result of any act or omission by Tenant, or Tenant's employees, agents or invitees, or Tenant's successors or assigns, or any permitted assignee, permitted sublessee or licensee or other person or entity acting at the direction with the consent of Tenant. The within covenants shall survive the expiration or earlier termination of the Lease Term.

         In the event that Hazardous Substances or Materials are found in or on the Building other than the Premises, which are present as the result of the act of Landlord, Landlord, at its sole cost and expense, will protect, indemnify, defend and save Tenant harmless against and from any and all damages, losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, or expenses of any kind or of any nature whatsoever (including without limitation, reasonable attorney's fees and expert's fees) from any governmental or private action or claim seeking to impose monetary liability or injunctive relief against Tenant, or seeking to require affirmative action on the part of the Tenant to remove, remediate, or abate contamination caused by the Hazardous Substances for Materials, or to dispose of the Hazardous Substances or Materials.

43. LEASE BINDING UPON DELIVERY

         This Lease shall not be binding until and unless all parties have duly executed said Lease and a fully executed counterpart of said Lease has been delivered to Tenant.

44. HEADINGS

         The headings in this Lease are included for convenience only and shall not be taken into consideration in any construction or interpretation of any part of this Lease.

45. SURRENDER OF LEASE NOT MERGER

         The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation hereof, shall not work a merger and may, at the option of Landlord, terminate all or any existing subleases or subtenants, or may, at the option of Landlord, operate as an assignment to Landlord of any or all such subleases or subtenants. No surrender of the Premises prior to the Expiration Date or earlier termination as provided herein, or of the remainder of the Term of this Lease, shall be valid unless accepted in writing by Landlord.

46. MORTGAGEE PROTECTION

         If there is a default by Landlord under this Lease, Tenant shall offer any mortgagee under a mortgage, or beneficiary under a deed of trust encumbering the Premises, an opportunity to cure the default, under the terms of Paragraph 21 above, within the same period accorded to Landlord, including time to obtain possession of the Premises by power of sale or judicial foreclosure, if such should prove necessary to effect a cure. Notwithstanding the foregoing, any failure by Tenant to give the notice provided for in Paragraph 21 to any such mortgagee or beneficiary shall not constitute a default by Tenant under the terms of this Lease; provided, however, in the event Tenant does not give such notice, Tenant shall not be entitled to act under any provisions of this Lease empowering Tenant to any setoff or deduction from Base Rent or Additional Rent.

47. INTERFERENCE

         Landlord shall have no liability to Tenant nor shall Tenant have any right to terminate this Lease or, except as specifically otherwise set forth herein, claim any offset against or reduction in any sum to be paid hereunder because of interference with, or impairment to any extent, of light, air, visibility, or view, or because of damage or inconvenience due to noise, vibration or other matters resulting from the excavation, construction, repair or addition of or to, buildings adjacent to or near the Building. No easement of light or air is granted in this Lease or otherwise; provided, however, Landlord agrees that it shall not permanently interfere with the access of the Premises to light and air.

48. NO PARTNERSHIPS

         Landlord shall not by the execution of this Lease in any way or for any purpose become a partner of Tenant in the conduct of its business or otherwise, or joint venturer or a member of a joint enterprise with the Tenant.

49. ADA

         Tenant shall be responsible for compliance with Title III of the American with Disabilities Act of 1990 ("ADA") within the Premises, including without limitation, compliance related to Tenant's employer-employee obligations at the Premises, and Landlord shall be responsible for compliance with Title III of the ADA relative to the Common Areas of the Property, provided that Landlord or Tenant, as the case may be, has received actual notice of any non-compliance. Landlord hereby represents to Tenant that, to the best of Landlord's knowledge, the Property substantially complies with the ADA.

50. USE OF PRONOUN, RELATIONSHIP

         The use of the neuter singular pronoun to refer to Landlord or Tenant shall be deemed a proper reference even though Landlord or Tenant may be an individual, a partnership, a

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


corporation, a trust or a group of two or more individuals or corporations. The necessary grammatical changes required to make the provisions of this Lease apply in the plural sense when there is more than one Tenant and to either corporations, trusts, associations, partnerships, or individuals, males or females, shall in all instances be assumed as though in each case fully expressed.

51. RESERVED

52. WAIVER OF JURY TRIAL

         TO THE EXTENT PERMITTED BY LAW, IT IS MUTUALLY AGREED BY AND BETWEEN LANDLORD AND TENANT THAT THE RESPECTIVE PARTIES HERETO SHALL, AND THEY DO HEREBY, WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BETWEEN THE PARTIES HERETO OR THEIR SUCCESSORS OR ASSIGNS ON ANY MATTERS ARISING OUT OF, OR IN ANY WAY CONNECTED WITH, THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, AND/OR TENANT'S USE OF, OR OCCUPANCY OF, THE PREMISES. TENANT FURTHER AGREES THAT IT SHALL NOT INTERPOSE ANY COUNTERCLAIM OR COUNTERCLAIMS IN A SUMMARY PROCEEDING OR IN ANY ACTION BASED UPON NON-PAYMENT OF RENT OR ANY OTHER PAYMENT REQUIRED BY TENANT HEREUNDER, EXCEPT A MANDATORY OR COMPULSORY COUNTERCLAIM WHICH TENANT WOULD FORFEIT IF NOT SO INTERPOSED. THIS WAIVER IS MADE FREELY AND VOLUNTARILY, WITHOUT DURESS AND ONLY AFTER EACH OF THE PARTIES HERETO HAS HAD THE BENEFIT OF ADVICE FROM LEGAL COUNSEL ON THIS SUBJECT.

53. NO THIRD PARTY BENEFICIARY

         This Agreement is only intended to benefit, and is only enforceable by and against the parties hereto, their successors and assigns and no provisions herein are intended to benefit or be enforceable by any persons not a party to or successor or assign to any of the parties herein.

54. FINANCIAL STATEMENTS

         Upon Landlord?s written request therefor, but not more often than once per year, Tenant shall promptly furnish to Landlord a financial statement with respect to Tenant for its most recent fiscal year prepared in accordance with generally accepted accounting principles and certified to be true and correct by Tenant, which statement Landlord agrees to keep confidential and not use except in connection with proposed sale or loan transactions.

55. RESERVED

56. PREMISES RENEWAL OPTION

         a. Provided that (i) Tenant is not in default under the Lease at the time the option to renew described below is exercised, or at the commencement of the renewal period, and (ii) Tenant and not a sublessee or assignee is actually occupying at least 75,000 rentable square feet of the Premises other than the Reserved Space (as defined in Paragraph 12), on both the date Tenant provides Landlord Tenant's Renewal Notice (as defined below), other than the Reserved Space, and at the commencement of the Renewal Term (as defined below), and subject to the right of Tenant to nullify the exercise of such renewal option, Tenant shall have the right to extend the Term of Lease with respect to any space that Tenant is then actually occupying as of the date of Tenant's Renewal Notice (as used in this Paragraph 56 such occupied area is referred to as the "Premises") for one (1) additional five (5) year period (the "Renewal Term") commencing on March 1, 2013 upon the same terms and conditions as are contained in the Lease, except the Annual Base Rent for the Premises for the Renewal Term shall be equal to the current Market Rent (as hereinafter defined) per annum for the Premises as of the commencement of the Renewal Term and for a term equal to the Renewal Term, as reasonably determined by Landlord; provided, however, in no event shall the Annual Base Rent payable during the Renewal Term be less than the Annual Base Rent paid by Tenant during the calendar year immediately preceding the commencement of the Renewal Term. Landlord shall give Tenant notice ("Landlord's Renewal Notice") of Landlord's good faith determination of the Annual Base Rent for the Renewal Term not later than thirty (30) days after Landlord's receipt of Tenant's Renewal Notice. In the event that Tenant disagrees with Landlord's determination of the Annual Base Rent, Tenant agrees to notify Landlord in writing within thirty (30) days after receipt of Landlord's Renewal Notice and thereafter Landlord and Tenant agree to negotiate such Annual Base Rent in good faith. In the event that Landlord and Tenant fail to agree upon the determination of Annual Base Rent for the Renewal Term by the date which is thirty (30) days after the date of Landlord's Renewal Notice, Tenant shall have the right by written notice to Landlord given within thirty (30) days of Landlord's Renewal Notice, to (a) nullify its exercise of the option to extend the Term in which event Tenant's exercise of the option to extend shall be null and void and neither Landlord nor Tenant shall have any further rights or liabilities with respect thereto or (b) request that the Annual Base Rent be determined by arbitration in accordance with the terms of this Section 56 and as provided below.

         If Landlord and Tenant are unable to agree on the Annual Base Rent for the Renewal Term and Tenant requests arbitration, then within ten (10) days thereafter, each of Landlord and Tenant shall designate an independent real estate broker or sales person duly licensed in the State of Illinois and having not less than ten (10) years of commercial office leasing experience for first class buildings in downtown Chicago and shall notify each other in writing of such designation. Within the next ten (10) days, such brokers or salespersons shall designate a third independent real estate broker or sales person with the same credentials and reasonably acceptable to both Landlord and Tenant and shall notify Landlord and Tenant of such designation. After their appointment, all three such brokers or salespersons shall be directed to determine, independently, the Market Rent in accordance with this Paragraph 56. Within sixty (60) days after the designation of the third broker or salesperson, each of the three brokers or salespersons shall submit its written determination of the Market Rent in accordance with this Paragraph 56 to both Landlord and Tenant. If the Annual Base Rent determined by any two or all three of such brokers or salespersons is identical, then the Annual Base Rent for purposes for the subject Renewal Term shall be such identical amount. If the Annual Base Rent as determined by each such broker or salesperson is different from the others, but two of such determinations are within five percent (5%) of each other, then the Annual Base Rent shall be the arithmetic mean of such two amounts. In all other cases, the highest and lowest of such determination shall be disregarded and the Annual Rent shall be equal to the middle, or remaining, determination.

         Except if the Annual Base Rent so determined is within five percent (5%) of the Annual Base Rent determined by Landlord as provided above (the "Cost Threshold), Landlord shall pay all costs associated with the broker or salesperson designated by Landlord, and Tenant shall be all costs associated with the broker or salesperson designated by Tenant. Landlord and Tenant shall share equally all costs associated with the third broker or salesperson. In the event the Annual Base Rent determined by the immediately preceding paragraph does not vary from the Annual Base Rent established by Landlord by more than the Threshold Amount, then Tenant shall pay all costs associated with all three brokers or salespersons.

         Tenant's failure to give the notice of nullification described above within thirty (30) days of Landlord's Renewal Notice shall constitute acceptance by Tenant of, and Tenant's agreement to pay, the Annual Base Rent specified for the Renewal Term.

         b. The option to extend described above shall be exercised, if at all, by written notice to Landlord given not earlier than June 1, 2011 and not later than September 1, 2011 ("Tenant's Renewal Notice"). In the event Tenant fails to timely exercise the option to extend as aforesaid, Tenant shall have no further right to extend the Term.

         c. As used herein the term "Market Rent" shall mean the annual rental rate per square foot of rentable area for the leasing of comparable space in the Class A West Loop building market to comparable tenants, taking into consideration any and all lease concessions whatsoever, including, without limitation, rental abatements and tenant improvement allowances.
         d. Landlord shall have no obligation to make improvements, decorations, repairs, alterations or additions to the Premises as a condition to Tenant's obligation to pay Annual Base Rent or Additional Rent for the Renewal Term, except to the extent the same is determined to be a factor of the Market Rent.

         e. Within thirty (30) days of request of Landlord, Landlord and Tenant shall execute an Amendment to Lease, which shall have been prepared by Landlord and shall be in form and substance satisfactory to Landlord and Tenant confirming the extension of the Term, the Annual Base Rent and the Monthly Base Rent.

         f. Tenant shall have no further right to extend the Term.

57. ADDITIONAL 30TH FLOOR PREMISES RENEWAL OPTION

         a. Provided that (i) Tenant is not in default under the Lease at the time the option to renew described below is exercised, or at the commencement of the renewal period, and (ii) no portion of the Additional 30th Floor Premises, other than the Reserved Space, as defined in

Paragraph 12, is being subleased on both the date Tenant provides Landlord Tenant's Additional 30th Floor Premises Renewal Notice (as defined below) and at the commencement of the Additional 30th Floor Premises Renewal Term (as defined below), and subject to the right of Tenant to nullify the exercise of such renewal option, Tenant shall have the right to extend the term of the lease of the Additional 30th Floor Premises for the period commencing on November 14, 2005 through February 28, 2013 (the "Additional 30th Floor Premises Renewal Term") upon the same terms and conditions as are contained in the Lease, except the Annual Base Rent for the Additional 30th Floor Premises for the Additional 30th Floor Premises Renewal Term shall be equal to the Annual Base Rent per rentable square foot then payable under this Lease for the Original Premises and shall increase thereafter as provided in the Introductory Article of this Lease.

         b. The option to extend described above shall be exercised, if at all, by written notice to Landlord given not later than May 1, 2004 ("Tenant's Additional 30th Floor Premises Renewal Notice"). In the event Tenant fails to timely exercise the option to extend as aforesaid, Tenant shall have no further right to extend the term of the lease of the Additional 30th Floor Premises.

         c. Landlord shall have no obligation to make improvements, decorations, repairs, alterations or additions to the Additional 30th Floor Premises as a condition to Tenant's obligation to pay Annual Base Rent or Additional Rent for the Additional 30th Floor Premises during the Additional 30th Floor Premises Renewal Term.

         d. Within thirty (30) days of request of Landlord, Landlord and Tenant shall execute an Amendment to Lease, which shall have been prepared by Landlord and shall be in form and substance satisfactory to Landlord and Tenant confirming the extension of the term of the lease of the Additional 30th Floor Premises, the Annual Base Rent and the Monthly Base Rent.

58. FIRST EXPANSION OPTION

         Subject to the terms and conditions of this Paragraph 58, Tenant shall have the right (the "First Expansion Option") to lease additional space commonly known as Suite 2950 containing approximately 10,285 rentable square feet located on the twenty-ninth (29th) floor of the Building, as shown on Exhibit "E" attached hereto (the "First Expansion Space"). Tenant's right to exercise the First Expansion Option and to add the First Expansion Space to the Premises shall be subject to the condition that (i) no default shall exist under the Lease at the time Tenant notifies Landlord it intends to exercise the First Expansion Option or on the First Expansion Space Occupancy Date (as hereinafter defined), (ii) Tenant and not a sublessee or assignee is actually occupying at least 100,000 rentable square feet of the Premises, other than the Reserved Space (as defined in Paragraph 12) on both the date that Tenant exercises the First Expansion Option and on the First Expansion Space Occupancy Date, and
(iii) Tenant has not exercised the Additional 30th Floor Premises Cancellation Option (as defined in Paragraph 61 below).

         a. Tenant shall exercise the First Expansion Option by giving written notice to Landlord on or before March 1, 2000 to the effect that Tenant is exercising the First Expansion Option to lease the First Expansion Space (the "First Expansion Space Notice"). Within sixty

(60) days following Landlord's receipt of the First Expansion Space Notice, Landlord shall specify in a written notice to Tenant the occupancy date (the "First Expansion Space Occupancy Date") for the First Expansion Space, which date shall not be prior to March 1, 2001 nor later than March 1, 2003. If Tenant does not provide Landlord with its First Expansion Space Notice on or before March 1, 2000, Tenant shall conclusively be deemed to have elected not to lease the First Expansion Space and shall have no further rights under this Paragraph 58 to lease the First Expansion Space.

         b. If Tenant exercises the First Expansion Option, then commencing upon the First Expansion Space Occupancy Date, the First Expansion Space shall become part of the Premises, subject to the same terms and conditions as are contained in the Lease, and any renewals thereof, except as hereinafter provided:

                   (i) The Annual Base Rent for the First Expansion Space shall be the current Market Rent (as defined in Paragraph 56.c. above) for a term equal to the balance of the Term as of the First Expansion Space Occupancy Date, as reasonably determined by Landlord.

                  (ii) Landlord shall not be liable to Tenant in the event that Landlord does not deliver possession of the First Expansion Space to Tenant on account of a holding over by the prior tenant of the First Expansion Space in violation of the terms of such tenant's lease, provided that Landlord shall use reasonable efforts to obtain possession of the First Expansion Space from such other tenant (and Tenant hereby agrees to join in any action brought for possession of the First Expansion Space upon Landlord's request and at Landlord's sole cost and expense) and the First Expansion Space Occupancy Date shall not be deemed to occur until Landlord shall actually deliver the right of possession of the First Expansion Space to Tenant. Landlord agrees that if Landlord cannot deliver possession of the First Expansion Space on the First Expansion Space Occupancy Date, then Landlord shall, in good faith, negotiate with Tenant for delivery of alternative space in the Building for Tenant's use during the period between the First Expansion Space Occupancy Date and the actual date of delivery of possession of the First Expansion Space to Tenant.

                 (iii) Landlord shall have no obligation to make improvements, decorations, repairs, alterations, or additions to the First Expansion Space as a condition to Tenant's obligation to pay Annual Base Rent or Additional Rent for the First Expansion Space, except to the extent same is determined to be a factor of the Market Rent.

                 (iv) Commencing on the First Expansion Space Occupancy Date, the First Expansion Space shall become part of the Premises under the Lease, and the Annual Base Rent and Additional Rent for the First Expansion Space shall commence. Tenant's Share shall be appropriately adjusted effective on the First Expansion Space Occupancy Date. If the First Expansion Space Occupancy Date is other than on the first day of a month, Monthly Base Rent for the first month shall be appropriately adjusted and if the date on which Tenant's Share is to be increased is on other than the first day of a calendar year, such share shall be increased only for that portion of the calendar year commencing on the First Expansion Space Occupancy Date.

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




                 (v) Within thirty (30) days of request of Landlord, Landlord and Tenant shall execute an Amendment to Lease, which shall have been prepared by Landlord and shall be in form and substance satisfactory to Landlord and Tenant confirming the adjustments to the Premises, the Annual Base Rent, the Monthly Base Rent, Tenant's Share and adding the First Expansion Space to the Premises.

59. SECOND EXPANSION OPTION

         Subject to the terms and conditions of this Paragraph 59, Tenant shall have the right (the "Second Expansion Option") to lease additional space commonly known as Suite 2900 containing approximately 15,477 rentable square feet located on the twenty-ninth (29th) floor of the Building, as shown on Exhibit "F" attached hereto (the "Second Expansion Space"). Tenant's right to exercise the Second Expansion Option and to add the Second Expansion Space to the Premises shall be subject to the condition that (i) no default shall exist under the Lease at the time Tenant notifies Landlord it intends to exercise the Second Expansion Option or on the Second Expansion Space Occupancy Date (as hereinafter defined), and (ii) Tenant and not a sublessee or assignee is actually occupying 100,000 rentable square feet of the Premises, other than the Reserved Space (as defined in Paragraph 12), is being subleased on both the date that Tenant exercises the Second Expansion Option and on the Second Expansion Space Occupancy Date.

         a. Tenant shall exercise the Second Expansion Option by giving written notice to Landlord on or before March 1, 2006 specifying whether Tenant will lease the Second Expansion Space (the "Second Expansion Space Notice"). Within sixty (60) days following Landlord's receipt of the Second Expansion Space Notice, Landlord shall specify in a written notice to Tenant the occupancy date (the "Second Expansion Space Occupancy Date") for the Second Expansion Space, which date shall not be prior to March 1, 2007 nor later than March 1, 2009. If Tenant does not provide Landlord with its Second Expansion Space Notice on or before March 1, 2006, Tenant shall conclusively be deemed to have elected not to lease the Second Expansion Space and shall have no further rights under this Paragraph 59 to lease any portion of the Second Expansion Space.

         b. If Tenant exercises the Second Expansion Option, then commencing upon the Second Expansion Space Occupancy Date, the Second Expansion Space shall become part of the Premises, subject to the same terms and conditions as are contained in the Lease, and any renewals thereof, except as hereinafter provided:

                   (i) The Annual Base Rent for the Second Expansion Space shall be the current Market Rent for a term equal to the balance of the Term as of the Second Expansion Space Occupancy Date, as reasonably determined by Landlord.

                  (ii) Landlord shall not be liable to Tenant in the event that Landlord does not deliver possession of the Second Expansion Space to Tenant on account of a holding over by the prior tenant of the Second Expansion Space in violation of the terms of such tenant's lease, provided that Landlord shall use reasonable efforts to obtain possession of the Second Expansion


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


Space from such other tenant (and Tenant hereby agrees to join in any action brought for possession of the Second Expansion Space upon Landlord's request and at Landlord's sole cost and expense) and the Second Expansion Space Occupancy Date shall not be deemed to occur until Landlord shall actually deliver the right of possession of the Second Expansion Space to Tenant. Landlord agrees that if Landlord cannot deliver possession of the Second Expansion Space on the Second Expansion Space Occupancy Date, then Landlord shall, in good faith, negotiate with Tenant for delivery of alternative space in the Building for Tenant's use during the period between the Second Expansion Space Occupancy Date and the actual date of delivery of possession of the Second Expansion Space to Tenant.

                 (iii) Landlord shall have no obligation to make improvements, decorations, repairs, alterations, or additions to the Second Expansion Space as a condition to Tenant's obligation to pay Annual Base Rent or Additional Rent for the Second Expansion Space, except to the extent same is determined to be a factor of the Market Rent.

                  (iv) Commencing on the Second Expansion Space Occupancy Date, the Second Expansion Space shall become part of the Premises under the Lease, and the Annual Base Rent and Additional Rent for the Second Expansion Space shall commence. Tenant's Share shall be appropriately adjusted effective on the Second Expansion Space Occupancy Date. If the Second Expansion Space Occupancy Date is other than on the first day of a month, the Monthly Base Rent for the first month shall be appropriately adjusted and if the date on which Tenant's Share is to be increased is on other than the first day of a calendar year, such share shall be increased only for that portion of the calendar year commencing on the Second Expansion Space Occupancy Date.

                   (v) Within thirty (30) days of request of Landlord, Landlord and Tenant shall execute an Amendment to Lease, which shall have been prepared by Landlord and shall be in form and substance satisfactory to Landlord and Tenant confirming the adjustments to the Premises, the Annual Base Rent, the Monthly Base Rent, Tenant's Share and adding the Second Expansion Space to the Premises.

60. RIGHT OF FIRST OFFER

         a. If at any time during the Term (other than during the last eighteen [18] months of the Term, unless same has been previously extended pursuant to this Lease) any space that becomes available on any of the High Rise Floors (as defined in Paragraph 55 above) for leasing to third parties (and which is not subject to the rights as of the date of this Lease of existing tenants in the Building as described below or any Pre-Existing Rights [as defined below]) (any such space is hereinafter referred to as the "First Offer Space"), then Landlord shall so notify Tenant, which notice shall specify the location and size of such First Offer Space, the commencement date of the lease of such First Offer Space (the "First Offer Commencement Date") (which date shall be not earlier than thirty (30) days after said notice) and the Market Rent for such First Offer Space based upon a term equal to the balance of the Term as of the applicable First Offer Commencement Date. Within ten (10) days after Tenant's receipt of such notice, Tenant shall give written notice to Landlord as to whether or not it desires to lease such First Offer Space with any such lease of any such First Offer Space to be either solely upon the terms set forth in said Landlord's notice or that Tenant desires to lease such space but on terms other than as set forth in Landlord's notice. In the event Tenant advises Landlord that Tenant desires to lease such First Offer Space on terms which differ from that of Landlord's notice, during a period of no more than ten (10) days from Tenant's notice, Landlord and Tenant shall negotiate in good faith in an attempt to reach mutually acceptable terms for any such First Offer Space. If Tenant does not desire to lease such First Offer Space or Tenant fails to deliver such written notice to Landlord within such ten (10) day period, Landlord shall have the right to lease such First Offer Space to any third party free and clear of any rights of Tenant in such space, which leasing may include an expansion right or first offer or similar opportunity to lease any portion of the First Offer Space not actually leased to such party (but which was offered to Tenant as the First Offer Space) (any such rights are herein referred to as "Pre-Existing Rights"). If Landlord does not lease the First Offer Space to any third party within twelve (12) months following Tenant's receipt of Landlord's initial notice that any such First Offer space is available, or the lease to any third party terminates, such space shall again become subject to the rights of Tenant under this Paragraph 60. Tenant's right to add any First Offer Space to the Premises shall be subject to the condition that no default which remains uncured shall exist under this Lease at the time of Tenant's notice to Landlord or on the First Offer Commencement Date.

                  b. In the event Tenant timely exercises its right to lease any such First Offer Space, then commencing upon the applicable First Offer Commencement Date, any such First Offer Space shall become part of the Premises, subject to the same terms and conditions as are contained in this Lease, and any renewals hereof, except as hereinafter provided:

                           (1) Landlord shall have no obligation to make
improvements, decorations, repairs, alterations, or additions to any such First Offer Space as a condition to Tenant's obligation to pay Rent for the First Offer Space, except to the extent same is determined to be a factor of the Market Rent.

                           (2) Commencing on the applicable First Offer
Commencement Date, such First Offer Space shall become part of the Premises hereunder and the Annual Base Rent for such First Offer Space shall commence. Tenant's Share shall be appropriately adjusted effective as of the applicable First Offer Commencement Date and Additional Rent with respect to such First Offer Space shall commence. If the applicable First Offer Commencement Date is other than on the first day of a month, the Monthly Base Rent for the first month shall be appropriately adjusted and if the date on which Tenant's Share is to be increased is on other than the first day of a calendar year, Tenant's Share shall be increased only for that portion of the calendar year commencing with the applicable First Offer Commencement Date.

                           (3) Within thirty (30) days of request of Landlord,
Landlord and Tenant shall execute an Amendment to Lease, which shall have been prepared by Landlord and shall be in form and substance reasonably satisfactory to Landlord and Tenant confirming the adjustments to the Premises, the Annual Base Rent and Tenant's Share and adding such First Offer Space to the Premises.

                           (4) Landlord shall not be liable to Tenant in the
event that Landlord
does not deliver possession of any such First Offer Space to Tenant on account of the holding over by any prior tenant of such First Offer Space in violation of the term of such tenant's lease, provided that Landlord shall use reasonable efforts to obtain possession of such First Offer Space from such other tenant (and Tenant hereby agrees to join in any action brought for possession of such First Offer Space upon Landlord's request and at Landlord's own cost and expense) and the applicable First Offer Commencement Date shall not be deemed to occur until Landlord shall actually deliver the right of possession of such First Offer Space to Tenant.

61. ADDITIONAL 30TH FLOOR PREMISES CANCELLATION OPTION

         Tenant shall have an option (herein referred to as the "Additional 30th Floor Premises Cancellation Option") to terminate this Lease solely with respect to the Additional 30th Floor Premises, effective as of December 31, 2001 (the "Additional 30th Floor Premises Termination Date") by notifying Landlord of its election, in a written notice (herein referred to as the "Additional 30th Floor Premises Termination Notice"), given on or before October 31, 2000. In the event that Tenant does not give its notice exercising such Additional 30th Floor Premises Cancellation Option prior to October 31, 2000, all further rights of Tenant with respect to the Additional 30th Floor Premises Cancellation Option shall terminate. Additionally, the Additional 30th Floor Premises Cancellation Option is subject to the following terms, conditions and limitations:

                   (i) Simultaneously with the giving of the Additional 30th Floor Premises Termination Notice and as a condition precedent to such notice being effective and valid, Tenant shall deliver to Landlord a certified check in the amount of One Million Eighty-One Thousand Seven Hundred Eighty-Eight and 00/100 Dollars ($1,081,788.00) (the "Additional 30th Floor Premises Termination Fee").

                  (ii) Tenant shall have the right to exercise the Additional 30th Floor Premises Cancellation Option only if at the time of such exercise no uncured default exists under a material provision of the Lease. Additionally, if a default shall occur at any time after the election by Tenant of the Additional 30th Floor Premises Cancellation Option, but prior to the Additional 30th Floor Premises Termination Date that is not cured prior to the Additional 30th Floor Premises Termination Date, the exercise by Tenant of the Additional 30th Floor Premises Cancellation Option shall, subject to Landlord's prior written consent, remain in effect, however, Landlord shall have the right to recover from Tenant all actual damages (including, without limitation, reasonable attorneys' fees) arising from such default.

                 (iii) If Tenant exercises the Additional 30th Floor Premises Cancellation Option as herein provided, the term of the Lease solely with respect to the Additional 30th Floor Premises shall expire on the Additional 30th Floor Premises Termination Date.

62. ORIGINAL LEASE TERMINATION

         Effective as of the day prior to Commencement Date (the "Original Lease Termination Date"), the Original Lease (as defined in Paragraph 5 above) shall terminate as if such date were the date set forth in the Original Lease as the expiration date of the Original Lease; provided, however, Landlord and Tenant shall perform all covenants required of it to be performed through the Original Lease Termination Date. Tenant shall pay to Landlord Tenant's proportionate share of taxes and operating expenses and any other charges payable pursuant to the Original Lease which accrue on or prior to the Original Lease Termination Date. The termination of the Original Lease shall not affect those certain Storage Space Agreements between Landlord and Tenant which will remain in full force and effect in accordance with their respective terms.

63. TENANT IDENTIFICATION

         During the Term of this Lease, Tenant (but not any sublessee, successor or assign of Tenant [unless, as to such successor or assign, only the "Nuveen" name is identified on such signs]) shall have the right to maintain the three
(3) existing identification signs located on the Building exterior. The continuing appearance and condition of said signs shall be subject to Landlord's review. If Landlord reasonably determines said signs require replacement, Tenant shall replace same, at its sole cost and expense, within sixty (60) days following Landlord's written request. Tenant agrees that when such signs are required to be removed, Tenant shall, at its sole cost and expense, remove same and make all repairs made necessary by such removal, the provisions of this sentence shall survive the termination of the other provisions of this Paragraph
63. The Tenant's name shall continue to be located at the top of a column on the directory of the Building and to be in such larger print as currently exists. The names of employees, officers and directors of Tenant on said directory may be in a style of print, reasonably satisfactory to Landlord, which is different, but not larger than the balance of names on said directory. Tenant shall have the exclusive use of the column on said directory on which the Nuveen name first appears. Landlord agrees that it shall not grant to any other office tenant in the Building the right to maintain any signs outside or on the Building, or to have elevator identification for the High Rise Floors of the Building, provided, however, that Landlord shall have the absolute right (i) upon ten (10) days' prior written notice to Tenant to provide exterior sign identification for retail tenants in the Building so long as such exterior sign identification shall not obstruct or materially diminish the visual impact of the identification signs permitted to Tenant hereunder, (ii) to place building address identification on the exterior of the Building and (iii) to provide major tenants in the low-rise and/or mid-rise section of the Building elevator identification in the lobby of the Building. Tenant shall have the benefit of the foregoing provisions of this Paragraph 63 only for so long as Tenant is occupying for its own use (i.e., excluding subleased portions of the Premises) at least 75,000 rentable square feet in the Premises. If at any time Tenant ceases to so occupy at least 75,000 rentable square feet in the Premises, the provisions of this Paragraph 63 shall be void and of no further force and effect except as otherwise expressly provided.

64. COMMUNICATION DISH

         During the Term of this Lease and provided that Tenant is occupying for its own use at least 62,000 rentable square feet in the Premises, Tenant shall have the right to license from Landlord space for a communications dish (both receiving and transmitting) at such location on the roof of the Building contiguous to the Premises as Landlord and Tenant reasonably agree upon. Such license shall be for an annual rental reasonably determined by Landlord based on then current market rentals in the Class A West Loop building market for similar licenses and shall be subject to such conditions, requirements and obligations (such as Landlord's approval of the size and design of such communications dish, indemnities and undertakings for repair and maintenance and other similar controls) as Landlord may reasonably require for the protection of Landlord, the Building and other tenants in the Building or as Landlord's mortgagee may reasonably require. In the event Tenant elects to use any such roof space, Landlord and Tenant shall enter into a License Agreement prepared by Landlord in form reasonably satisfactory to Landlord and Tenant within thirty (30) days following Tenant's election thereof.

65. USE OF FIRE EXIT STAIRS

         Landlord agrees that Tenant shall have the right to use the fire exit stairs for its internal access among the floors in the Premises and shall have the right, provided that and only for as long as the same does not violate any applicable governmental laws, ordinances, codes, rules and regulations, to lock the door entering such fire stairs on the bottom full floor of the Premises occupied by Tenant. Tenant shall indemnify, defend and hold Landlord harmless from all claims, costs, damages and expenses which may arise out of or be connected in any way with Tenant's employee's daily use of such fire exit stairs for internal access but not which may arise from the use in the emergency situation for which such stairs are originally, primarily intended.

66. TEMPORARY SPACE

         Upon Tenant's written request and to the extent available, Landlord shall provide Tenant with temporary space (the "Temporary Space") in the Building for periods of not more than ninety (90) days each and for an aggregate of 365 days to be used by Tenant subject to each and every term and condition of this Lease except that no Monthly Base Rent shall be payable for the Temporary Space; provided, however, Tenant shall be obligated to pay Additional Rent for the Temporary Space during any period Tenant occupies any such Temporary Space. In the event Tenant desires to continue to use any such Temporary Space after such ninety (90) day period expires and Landlord does not require any such Temporary Space for leasing to a third party, Tenant shall have the right to remain in such Temporary Space until the earlier to occur of the date (i) Tenant no longer desires to use such Temporary Space, and (ii) ten (10) days following the date Landlord provides Tenant with written notice of Landlord terminating Tenant's right to use such Temporary Space; in either event, any such move out of such Temporary Space, shall be at Tenant's sole cost and expense. The Temporary Space shall contain approximately 12,000 rentable square feet but may be comprised of multiple spaces in the Building totalling said area with Landlord using reasonable efforts to provide contiguous space as the Temporary Space. Tenant acknowledges that the Temporary Space may be a different space each time Tenant requests such space. Not less than ninety (90) days prior to the date Tenant anticipates a need for Temporary Space Tenant shall give written notice thereof to Landlord specifying the date for desired delivery and size requirements. Tenant shall accept the Temporary Space in its "as-is" condition and shall not make any alterations therein without Landlord's prior written consent (which consent shall not be unreasonably withheld). The Temporary Space shall be used by Tenant solely as general office space during periods of construction and shall not be used as additional expansion space to the Premises for Tenant's general office use. Notwithstanding construction in portions of the Premises and Tenant's use of the Temporary Space, Tenant shall remain obligated to pay Rent in full for the Premises (except as otherwise expressly provided herein). Landlord hereby agrees that following Tenant's written request during the Term of this Lease, Landlord shall promptly furnish to Tenant information setting forth space then available in the Building for Tenant's use pursuant to this Paragraph 66.

67. FIRST CLASS BUILDING CONDITION

         During the Term, Landlord shall keep and maintain the Building in a first-class manner consistent with being a class "A" building in the downtown Chicago office market.
                                       54

         IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed under seal, on the day and year first above written.

                                   TENANT:

                                   THE JOHN NUVEEN COMPANY,
                                   a Delaware corporation


                                       /s/  Alan G. Berkshire
                                   ------------------------------------------
                                   Authorized Signature


                                       Alan B. Berkshire
                                   ------------------------------------------
                                   Type Name of Signatory

                                   Date Executed by Tenant:    01/22/98
                                                           ------------------



                                   LANDLORD:

                                   OVERSEAS PARTNERS (333), INC.,
                                   an Illinois corporation


                                   By: /s/ David R. Byard
                                   ------------------------------------------

                                   Its:
                                   ------------------------------------------

                                   Date Executed by Landlord:     01/31/98
                                                             ----------------

                                  EXHIBIT "A-1"

                            PLAN OF ORIGINAL PREMISES


                                [TO BE ATTACHED]




                                     A-1-1

                                  EXHIBIT "A-2"

                     PLAN OF ADDITIONAL 30TH FLOOR PREMISES


                                [TO BE ATTACHED]




                                     A-2-1

                                   EXHIBIT "B"

                              RULES AND REGULATIONS


         1. No sign, picture, advertisement or notice shall be displayed by Tenant on any part of the Premises or the Building unless the same is first approved by Landlord. Any such sign, picture, advertisement or notice approved by Landlord shall be painted or installed for Tenant by Landlord at Tenant's expense. No awnings, curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with any window or door of the Premises without the prior consent of the Landlord, including approval by Landlord of the quality, type, design, color and manner of attachment.

         2. Tenant agrees that its use of electrical current shall never exceed the capacity of existing feeders, risers or wiring installation.

         3. Tenant shall not do or permit to be done in or about the Premises or the Building anything which shall increase the rate of insurance on the Building or obstruct or interfere with the rights of other lessees of Landlord or annoy them in any way, including, but not limited to, using any musical instrument, making loud or unseemly noises, or singing, etc., nor use the Premises for sleeping or, lodging, by any person at any time except with permission of Landlord. Tenant will be permitted to use for its own employees within the Premises a conventional coffee-maker. No part of the Building or Premises shall be used for gambling, immoral or other unlawful purposes. No intoxicating beverage shall be sold in the Building or Premises without prior written consent of Landlord. No area outside of the Premises shall be used for storage purposes at any time.

         4. No bicycles, motorcycles or other motorized vehicles, birds or animals of any kind shall be brought into the Building. All vehicles shall be parked only in areas designated therefor by Landlord. Bicycles may be parceled in areas, if any, specifically provided therefor.

         5. The sidewalks, entrances, passages, corridors, halls, elevators, and stairways in the Building shall not be obstructed by Tenant or used for any purposes other than those for which same were intended as ingress and egress. No windows, floors or skylights that reflect or admit light into the Building shall be covered or obstructed by Tenant. Toilets, wash basins and sinks shall not be used for any purpose other than those for which they were constructed, and no sweeping, rubbish, or other obstructing or improper substances shall be thrown therein. Any damage resulting to same, or to heating apparatus, from misuse by Tenant or its employees, shall be borne by Tenant.

         6. Only one key for each office in the Premises and three (3) keys for each washroom on a floor where Tenant is not a full floor occupant will be furnished Tenant without charge. No additional lock, latch or bolt of any kind shall be placed upon any door nor shall any changes be made in existing locks or mechanisms thereof without written consent of Landlord. At the termination of the Lease, Tenant shall return to Landlord all keys furnished to Tenant by

Landlord, or otherwise procured by Tenant, and in the event of loss of any keys so furnished, Tenant shall pay to Landlord the cost thereof.

         7. Landlord shall have the right to prescribe the weight, position and manner of installation of heavy articles such as safes, machines and other equipment which Tenant may use in the Premises. No safes, furniture, filing cabinets, boxes, large parcels or other kind of freight shall be taken to or from the Premises or allowed in any elevator, hall or corridor at any time except by permission of and at times allowed by Landlord. Tenant shall make prior arrangements with Landlord for use of freight elevator for the purpose of transporting such articles and such articles may be taken in or out of the Building only between or during such hours as may be arranged with and designated by Landlord. The persons employed to move the same must be approved by Landlord. In no event shall any weight exceeding 50 pounds per square foot of floor space be placed upon any floor by Tenant, without prior written approval of Landlord.

         8. Tenant shall not cause or permit any gases, liquids or odors to be produced upon or permeate from the Premises, and no flammable, combustible, explosive, toxic or other hazardous fluid, chemical or substance shall be brought into the Building.

         9. The Building shall be open to Tenant, its employees, and business visitors, between the hours of 7:00 a.m. and 6:00 p.m., on all days except Saturdays, Sundays and holidays and on Saturdays between the hours of 8:00 a.m. and 1:00 p.m. Landlord may implement a card access security system to control access during other times. Landlord shall not be liable for excluding any person from the Building during other times, or for admission of any person to the Building at any time, or for damages or loss for theft resulting therefrom to any person, including Tenant.

         10. Unless explicitly permitted by the Lease, Tenant shall not employ any person other than Landlord's contractors and employees for the purpose of cleaning and taking care of the Premises. Landlord shall not be responsible for any loss, theft, mysterious disappearance of or damage to, any property, however occurring. Only persons authorized by the Landlord may furnish ice, drinking water, towels, and other similar services within the Building and only at hours and under regulations fixed by Landlord.

         11. No connection shall be made to the electric wires or gas or electric fixtures, without the consent in writing on each occasion of Landlord. All glass, locks and trimmings in or upon the doors and windows of the Premises shall be kept whole and in good repair. Tenant shall not injure, overload or deface the Building, the woodwork or the walls of the Premises, nor permit upon the Premises any noisome, noxious, noisy or offensive business.

         12. If Tenant requires wiring for a bell or buzzer system, such wiring shall be done by the electrician of the Landlord only, and no outside wiring men shall be allowed to do work of this kind unless by the written permission of Landlord or its representatives. If telegraph or telephonic service is desired, the wiring for same shall be approved by Landlord, and no boring or cutting for wiring shall be done unless approved by Landlord or its representatives, as stated. The electric current shall not be used for power or heating unless written permission to do so shall first have been obtained from Landlord or its representatives in writing, and at an agreed cost to Tenant.

         13. Tenant and its employees and invitees shall observe and obey all parking and traffic regulations as imposed by Landlord.

         14. Canvassing, peddling, soliciting and distribution of handbills or any other written materials in the Building are prohibited, and Tenant shall cooperate to prevent the same.

         15. Landlord shall have the right to change the name of the Building and to change the street address of the Building, provided that in the case of a change in the street address, Landlord shall give Tenant not less than 180 days' prior notice of the change, unless the change is required by governmental authority.

         16. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular lessee, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other lessee, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the other lessees of the Building.

         17. These Rules and Regulations are supplemental to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of the Lease to which the same are attached.

         18. Landlord reserves the right to make such other and reasonable Rules and Regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Property, and for the preservation of good order therein.

         19. Tenant acknowledges that "smoking" is prohibited in all common areas of the Building, except in areas that are designated by Landlord as "Designated Smoking Areas". Tenant agrees to comply in all respects with Landlord's prohibition and regulation of smoking and to enforce compliance against its employees, agents, invitees and other persons under the control and supervision of Tenant on the Premises or the Building. Notwithstanding anything in this Lease to the contrary, no liability shall attach to the Landlord for any failure to enforce this provision (or similar provisions in other leases).

                                   EXHIBIT "C"

                               ESTOPPEL STATEMENT



RE:               Lease Dated:                       Amended:

Landlord:         OVERSEAS PARTNERS (333), INC.

Tenant:

Premises:         333 West Wacker Drive
                  Chicago, Illinois  60606


         As Tenant under the above-referenced Lease, the undersigned hereby acknowledges for the benefit of Overseas Partners (333), Inc., which has or is about to acquire the property in which the Premises are located, the truth and accuracy of the following statements pertaining to the Lease.

         1. Tenant has accepted, is satisfied with, and is in full possession of said Premises, including all improvements, additions and alterations thereto required to be made by Landlord under the Lease.

         2. The Lease is in full force and effect, and Tenant is paying the full rent stipulated in the Lease with no offsets, defenses or claims.

         3. Landlord has not been and is not presently in default under any of the terms, covenants or provisions of the Lease.

         4. Landlord has complied with all of the requirements and conditions precedent to the commencement of the term of the Lease as specified in the Lease.

         5. The fixed annual base rent under the Lease is $_______ and no monies have been paid to Landlord in advance of the due date set forth in the Lease described above, except .________________________________.

         6. The Lease is for a term of ______ years expiring __________, and Tenant has been in occupancy and paying rent since the term commenced on
____________________.

         7. No monetary or other considerations, including but not limited to rental concessions by Landlord, tenant improvements in excess of building standard, or Landlord's assumption of prior lease obligations of Tenant, have been granted to Tenant by Landlord for entering into the Lease, except
________________________.

         8. Tenant has not been and is not presently in default under any of the terms, covenants or provisions of the Lease.

         9. Tenant has delivered to Landlord a security deposit in the amount of $___________.

         10. Tenant acknowledges (a) that there have been no modifications or amendments to the Lease other than herein specifically stated, (b) it has no notice of a prior assignment, hypothecation or pledge of rents or of the Lease, and (c) the Lease represents the entire agreement between Landlord and Tenant,
(d) no prepayment or reduction of rent and no modification, termination, or acceptance of surrender of the Lease will be valid as to Overseas Partners
(333), Inc. without the consent of said company, and (e) notice of the proposed assignment of Landlord's interest in the Lease may be given it by certified or registered mail, return receipt requested, at the Premises, or as otherwise directed below.

                                       TENANT:


                                       By:____________________________________

                                       Title:_________________________________

                                       Date:__________________________________

                                       (Address to which notices are
                                       to be sent to Tenant if other
                                       than to the Premises)


                                       _______________________________________
                                       _______________________________________
                                       _______________________________________
                                       _______________________________________

                                   EXHIBIT "D"
                           BUILDING STANDARD SERVICES

         Landlord shall furnish the following services to Tenant during the Term (the "Building Standard Services"):

         (a) Hot and cold domestic water and common-use restrooms and toilets at locations provided for general use and as reasonably deemed by Landlord to be in keeping with the first-class standards of the Building.

         (b) Subject to curtailment as required by governmental laws, rules or mandatory regulations and subject to the design conditions hereinafter provided, central heat and air- conditioning in season, at such temperatures and in such amounts as are reasonably deemed by Landlord to be in keeping with the first-class standards of the Building. Such heating and air conditioning shall be furnished between 8:00 a.m. and 7:00 p.m. on weekdays (from Monday through Friday, inclusive) and between 8:00 a.m. and 1:00 p.m. on Saturdays, all exclusive of Holidays, as defined below (the "Building Operating Hours").

         (c) Electric lighting service for all public areas and special service areas of the Building in the manner and to the extent reasonably deemed by Landlord to be in keeping with the first-class standards of the Building.

         (d) Tenant shall pay for the use of all electrical service to the Premises (other than the electrical service necessary for Landlord to fulfill its obligation to provide heating and air conditioning as provided in sub-paragraph 7.A.[b] hereof) provided that Landlord can make satisfactory arrangements with the utility company supplying electricity to the Premises for separate metering and billing. Tenant shall be billed directly by such utility company and Tenant agrees to pay each bill promptly in accordance with its terms. In the event that for any reason Tenant cannot be billed directly, Landlord shall forward each bill received by it with respect to the Premises to Tenant and Tenant shall pay it promptly in accordance with its terms.

         If the Premises cannot be separately metered for any reason, Tenant shall pay Landlord as Additional Rent, in monthly installments at the time prescribed for monthly installments of Rent, an annual amount, as estimated by Landlord from time to time, which Tenant would pay for such electricity if the same were separately metered to the Premises by the local electric utility company and billed to Tenant at such utility company's then current rates.

         (e) Janitor service shall be provided five (5) days per week, exclusive of Saturdays, Sundays and Holidays (as hereinbelow defined), in accordance with
Schedule 1 attached hereto.

         (f) Sufficient electrical capacity to operate (i) incandescent lights, typewriters, calculating machines, photocopying machines and other machines of the same low voltage electrical consumption (120 volts), provided that the total rated electrical design load for said lighting and machines of low electrical voltage shall not exceed 1.25 watts per square foot of rentable area; and (ii) lighting (120 volts), provided that the total rated electrical design load for said lighting shall not exceed 1.40 watts per square foot of rentable area (each such rated electrical design load to be hereinafter referred to as the "Building Standard rated electrical design load").

         Should Tenant's total rated electrical design load exceed the Building Standard rated electrical design load for either low or high voltage electrical consumption, or if Tenant's electrical design requires low voltage or high voltage circuits in excess of Tenant's share of the Building Standard circuits, Landlord will (at Tenant's expense) install such additional circuits and associated high voltage panels and/or additional low voltage panels with associated transformers shall be hereinafter referred to as the "additional electrical equipment"). If the additional electrical equipment is installed because Tenant's low or high voltage rated electrical design load exceeds the applicable Building Standard rated electrical design load, then a meter shall also be added (at Tenant's expense) to measure the electricity used through the additional electrical equipment.

         The design and installation of any additional electrical equipment (or any related meter) required by Tenant shall be subject to the prior approval of Landlord (which approval shall not be unreasonably withheld). All expenses incurred by Landlord in connection with the review and approval of any additional electrical equipment shall also be reimbursed to Landlord by Tenant. Tenant shall also pay on demand the actual metered cost of electricity consumed through the additional electrical equipment (if applicable), plus any expenses incurred by Landlord in connection with the metering thereof.

         If any of Tenant's electrical equipment requires conditioned air in excess of Building Standard air conditioning, the same shall be installed by Landlord or Tenant, at Tenant's option (on Tenant's behalf), subject to Landlord's reasonable approval and supervision and Tenant shall pay all design, installation, metering and operating costs relating thereto.

         (g) All Building Standard fluorescent and incandescent bulb replacement in all public areas, toilet and restroom areas, and stairwells.

         (h) Non-exclusive multiple elevator cab passenger service to the Premises during Building Operating Hours (as hereinabove defined) and at least one (1) elevator cab passenger service to the floor(s) on which the Premises are located twenty-four (24) hours per day and non-exclusive freight elevator service during Building Operating Hours (all subject to temporary cessation for ordinary repair and maintenance and during times when life safety systems override normal building operating systems) with such freight elevator service available at other times upon reasonable prior notice and the payment by Tenant to Landlord of any additional expense actually incurred by Landlord in connection therewith. Landlord agrees to continue good faith discussions with Tenant concerning alterations to improve the elevator cabs serving the High Rise Floors such that the quality thereof is consistent with other comparable first class buildings.

         To the extent the services described above require electricity and water supplied by public utilities, Landlord's covenants thereunder shall only impose on Landlord the obligation to use its best efforts to cause the applicable public utilities to furnish same. Failure by Landlord to furnish the services described herein, or any cessation thereof, shall not render Landlord liable for damages to either person or property, not be construed as an eviction of Tenant, nor work an abatement of rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof. In addition to the foregoing, should any of the equipment or machinery, for any cause, fail to operate, or function properly, Tenant shall have no claim for rebate of rent (except as otherwise provided herein) or damages on account of an interruption in service occasioned thereby or resulting therefrom; provided, however, Landlord agrees to use reasonable efforts to promptly repair said equipment or machinery and to restore said services during normal business hours. Notwithstanding the foregoing, in the event that any interruption or discontinuance in the furnishing of any of the services set forth in this Exhibit "D" is caused by Landlord's negligence or willful misconduct and as a result of such interruption, the Premises are rendered untenantable for a period in excess of five (5) consecutive business days after written notice to Landlord and such interruption materially and adversely affects Tenant's ability to conduct its business in the Premises, or any portion thereof, and on account thereof Tenant ceases doing business in the Premises, or such portion thereof, the obligation to pay Monthly Base Rent and Additional Rent shall thereafter abate on a proportionate basis for so long as and to the extent Tenant's ability to conduct its business in the Premises, or such portion thereof, is affected.

         Landlord agrees to provide Tenant not less than twenty-four (24) hours' notice before Landlord shuts down the tenant cooling tower.

         The following dates shall constitute "Holidays" as that term is used in this Lease: New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day, and any other holiday generally recognized as such by landlords of office space in the metropolitan Chicago office market, as determined by Landlord in good faith. If in the case of any specific holiday mentioned in the preceding sentence, a different day shall be observed than the respective day mentioned, then that day which constitutes the day observed by national banks in Chicago, Illinois on account of said holiday shall constitute the Holiday under this Lease.

                               SCHEDULE 1 TO LEASE

                                       FOR

                              333 WEST WACKER DRIVE
                                CHICAGO, ILLINOIS


                               JANITORIAL SERVICES


I.    Nightly - Monday through Friday (Holidays Excluded).

      A. Dust mop, using a treated mop, all stone, ceramic tile, terrazzo and other types of unwaxed flooring.

      B. Dust mop, using a treated mop, all vinyl, asbestos, asphalt, rubber and similar types of flooring. This includes removal of gum and other similar substances using a scraping device.

      C.   Vacuum all carpeted areas.

      D.   Dust mop all private and public stairways and vacuum if carpeted.

      E. Hand dust and wipe clean with a chemically treated cloth all furniture, file cabinets, fixtures, window sills (do not disturb papers on desks).

      F.   Dust and sanitize, using a disinfectant solution, all telephones.

      G. Remove finger marks from all painted surfaces near light switches, entrance doors, etc.

      H.   Remove all gum and foreign matter on sight.

      I. Empty and clean all waste receptacles and remove waste paper and waste materials to a designated area.

      J. Damp dust interiors of all waste disposal receptacles and wash as necessary.

      K. Clean and sanitize using a disinfectant solution, all water fountains and water coolers.

      L.   Spot mop floors for spillages, etc.


                                     D-S-1

      M.   Empty and damp clean all ash trays and screen all sand urns.

      N.   Remove finger marks and dust doors of elevator hatchways.

      O. Clean all low ledges, shelves, bookcases, etc., that are in office spaces.

      P. Upon completion of work, all slop sinks are to be thoroughly cleaned and cleaning equipment and supplies stored neatly in locations designated by Building Manager's Office.

      Q. All cleaning operations shall be scheduled so that a minimum of lights are to be left on at all times. Upon completion of cleaning, all lights are to be turned off. All entrance doors are to be kept locked during the cleaning operation.

II.   Weekly.

      A. Hand dust all door louvers and other ventilating louvers within reach.

      B.   Dust all baseboards.

      C.   Wipe clean all bright work.

      D.   Dust all chair rails.

      E. Move and vacuum clean once a week underneath all furniture that can be moved.

      F. In high traffic resilient tile areas, damp mop if necessary and apply spray buffing solution in a fine mist and buff with a synthetic pad.

      G.   Damp mop all non-carpeted private and public stairways.

III.  Monthly.

      A. Dust all picture frames, charts and venetian blinds which are not reached in nightly cleaning.

IV.   Quarterly.

      A. Dust all vertical surfaces such as walls, partitions, doors and other surfaces not reached in nightly cleaning.

      B.   Dust exterior of lighting fixtures.

      C.   Dust all air conditioning louvers, grills, etc.


                                     D-S-2

      D.   Wash all baseboards.

      E. Strip all resilient flooring using diluted stripping solution. Machine scrub floor using pad to remove all floor finish. Thoroughly rinse with clear water and apply two coats of floor finish.

V.    Lavatories.

      A.   Nightly - Monday through Friday.

           1. Clean, sanitize using disinfectant solution, and polish all vitreous fixtures including toilet bowls, urinals and wash basins.

           2.  Clean and polish all chrome and stainless steel fittings.

           3.  Clean and sanitize both sides of toilet seats.

           4.  Clean and polish all glass and mirrors.

           5. Empty all containers and disposals and insert new liners where required.

           6. Wash and sanitize using a disinfectant solution, exteriors of all containers.

           7. Empty all sanitary containers and sanitize interiors using a disinfectant solution.

           8.  Dust horizontal surfaces of all partitions.

           9.  Spot clean all partitions and remove all graffiti.

           10. Spot clean walls, doors, light switches, etc.

           11. Refill all dispensers to normal limits including napkins, soap, tissue, towels, etc.

           12. Wet mop and sanitize tile floors.

           13. Vacuum entire carpeted areas.

           14. Remove all rubbish.

      B.   Weekly.


                                     D-S-3

           1.  Wet mop tile floors.

      C.   Bi-Weekly.

           1.  Machine scrub tile floors as required.

      D.   Monthly.

           1.  Wash partitions.

      E.   Quarterly.

           1.  Dust all HVAC grills and louvers.

           2.  Wash ceramic tile walls.

VI.   Other.

               Any special cleaning required (i.e., other than services expressly provided for above) will be the sole responsibility of Tenant.


                                     D-S-4

                                   EXHIBIT "E"
                              FIRST EXPANSION SPACE

                                   EXHIBIT "F"
                             SECOND EXPANSION SPACE

                                   EXHIBIT "G"
                            NON-DISTURBANCE AGREEMENT



G-1